Exhibit 10.4

EXECUTION COPY

AGREEMENT OF SALE AND PURCHASE

(Membership Interests)

by and among

RP COVE, L.L.C.

(“ROCKPOINT”),

REIT COVE LLC

(“BUYER”),

and

MAXIMUS COVE INVESTOR LLC

(“MAXIMUS”),

with Escrow Instructions for

NATIONAL LAND TENURE COMPANY, LLC

(“ESCROW AGENT”)

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EXHIBITS AND SCHEDULES

Schedule 1	Organizational Chart
Schedule 2	Wire Instructions
Schedule 3-A	Buyer’s Organizational Chart
Schedule 3-B	Intentionally Omitted
Schedule 4	Form of Demand Note
Schedule 5	Disclosed Claims
Schedule 6	Existing Liability Insurance Policies
Schedule 7	Organizational Documents of the Company and Property Owner
Exhibit A	Description of Land
Exhibit B	Rent Roll
Exhibit C	Disclosure Items
Exhibit D	List of Service and Other Contracts
Exhibit E	Description of Existing Survey
Exhibit F	Form of Assignment and Assumption Agreement
Exhibit G	Form of FIRPTA
Exhibit H	Calculation of Estimated Purchase Price as of the Effective Date
Exhibit I	Pro Forma Policy
Exhibit J	Non-Imputation Affidavit and Indemnity
Exhibit K	Property Renovations
Exhibit L	Owner’s Affidavit

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AGREEMENT OF SALE AND PURCHASE

THIS AGREEMENT OF SALE AND PURCHASE (as amended, modified, or supplemented from time to time in accordance with the terms hereof, this “Agreement”), dated as of September 29, 2016 (the “Effective Date”), is by and among RP COVE, L.L.C., a Delaware limited liability company (“Rockpoint”), REIT COVE LLC, a Delaware limited liability company (“Buyer”), and MAXIMUS COVE INVESTOR LLC, a Delaware limited liability company (“Maximus”).

RECITALS:

WHEREAS, as of the date hereof, Rockpoint owns and holds certain Membership Interests in RP Maximus Cove, L.L.C., a Delaware limited liability company (the “Company”), and Maximus owns and holds the remaining Membership Interests in the Company;

WHEREAS, Rockpoint has agreed to sell to Buyer, and Buyer has agreed to purchase from Rockpoint, all of the Assigned Company Membership Interests (as hereinafter defined), on the terms and conditions set forth herein; and

WHEREAS, concurrently herewith, Rockpoint, LSG Cove LLC, a Delaware limited liability company (together with its successors and/or permitted assigns under the Other Purchase Agreement (as hereinafter defined), “Other Buyer”), and Maximus have entered into that certain Agreement of Sale and Purchase, of even date herewith (as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Other Purchase Agreement”), pursuant to which Rockpoint has agreed to sell to Other Buyer, and Other Buyer has agreed to purchase from Rockpoint all of the Remaining Rockpoint Company Membership Interests, on the terms and conditions set forth therein.

NOW, THEREFORE, for good and valuable consideration, the parties hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1. Definitions. The parties hereby agree that the following terms shall have the meanings hereinafter set forth, such definitions to be applicable equally to the singular and plural forms, and to the masculine and feminine forms, of such terms:

“Action” shall have the meaning ascribed in Section 10.13.

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such first Person. For the purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

“Agent” shall have the meaning ascribed in the Loan Agreement.

“Agreement” shall have the meaning ascribed in the Preamble.

“Assigned Company Membership Interests” shall mean 50.55% of all of the Membership Interest of Rockpoint in the Company.

“Assignment and Assumption Agreement” shall have the meaning ascribed in Section 9.3(a).

“Breach” and “Breaches” shall have the meanings ascribed in Section 5.5(a).

“Broker” shall mean, individually or collectively as the context dictates, Buyer’s Broker and/or Rockpoint’s Broker.

“BSA” shall have the meaning ascribed in Section 6.1(h).

“Business Day” shall mean any day of the week other than Saturday, Sunday or legal holidays on which banking institutions in the State of New York are authorized or obligated by law or executive order to close; provided, however, that in no event will Rosh Hashanah, Yom Kippur, Shavuot, Sukkot or the first, second, seventh or eighth days of Passover constitute “Business Days” for purposes of this Agreement.

“Buyer” shall have the meaning ascribed in the Preamble.

“Buyer Purchase Price” shall mean an amount equal to the product of the Purchase Price multiplied by Buyer’s Purchase Percentage.

“Buyer Release Instructions” shall have the meaning ascribed in Section 9.2.

“Buyer’s Broker” shall mean Ackman-Ziff Real Estate Group and Michael Herman, collectively.

“Buyer’s Broker’s Commission” shall have the meaning ascribed in Section 7.1(k).

“Buyer’s First Extension Notice” shall have the meaning ascribed in Section 9.2.

“Buyer’s First Extension Right” shall have the meaning ascribed in Section 9.2.

“Buyer’s Proration Credit” shall have the meaning ascribed in Section 9.6(a).

“Buyer’s Purchase Percentage” shall mean 50.55%.

“Buyer’s Second Extension Notice” shall have the meaning ascribed in Section 9.2.

“Buyer’s Second Extension Right” shall have the meaning ascribed in Section 9.2.

“Cash Reserve Account” shall have the meaning ascribed in the Loan Agreement.

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“Casualty Termination Deadline” shall have the meaning ascribed in Section 10.2.2.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.).

“Claim Notice” shall have the meaning ascribed in Section 5.5(a).

“Claimed Damage” shall have the meaning ascribed in Section 5.5(a).

“Close Associate” shall mean a Person who is widely and publicly known to maintain an unusually close relationship with a Senior Foreign Political Figure, and includes a Person who is in a position to conduct substantial United States and non-United States financial transactions on behalf of the Senior Foreign Political Figure.

“Closing” shall have the meaning ascribed in Section 9.2.

“Closing Date” shall mean the date on which the Closing actually occurs hereunder.

“Closing Statement” shall have the meaning ascribed in Section 9.6(a).

“Closing Surviving Rights/Obligations” shall mean those rights and/or obligations of the parties hereunder that expressly survive the Closing, including the rights and obligations described in Sections 2.6, 3.4, 5.5, 7.3(h), 7.4, 9.6, 9.7, 9.8, 10.2.2, 10.2.3, 10.9, 10.10, 10.11, 10.13, 10.14, 10.19, 10.22, 10.23, 10.24, 10.26 and Article VIII, subject to any limitations on such survival expressly described in such Sections.

“Code” shall have the meaning ascribed in Section 5.4.

“Commission” shall mean the Securities and Exchange Commission and any successor agency of the Federal government administering the Securities Act.

“Company” shall have the meaning ascribed in the Recitals.

“Company’s Security Interest” means the security interest in the Assigned Company Membership Interests granted to the Company pursuant to Section 4.02(e) of the Existing Company Operating Agreement.

“Condemnation Termination Deadline” shall have the meaning ascribed in Section 10.2.3.

“Contracts” shall mean the service contracts and other agreements described in Exhibit D and all other service contracts entered into by the Company or any Subsidiary after the Effective Date with respect to the Property in accordance with Section 8.4(c).

“Costs Reimbursement” shall have the meaning ascribed in Section 5.1.

“Cure Amount” shall have the meaning ascribed in Section 5.5(b).

“Cutoff Time” shall have the meaning ascribed in Section 9.6(a).

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“Deemed Gross Asset Value” shall mean an amount equal to (a) Two Hundred Fifty-Five Million and No/100 Dollars ($255,000,000.00) plus (b) the aggregate amount of funds then on deposit in the Cash Reserve Account as of the Closing plus (c) the aggregate amount of funds then on deposit in the Future Costs Reserve Account as of the Closing plus (d) the aggregate amount of funds then on deposit in the Tax and Insurance Reserve Account as of the Closing plus (e) Rockpoint’s Proration Credit, if any, minus (f) Buyer’s Proration Credit, if any, plus (g) any other cash on hand at the Closing in the accounts of the Company or its Subsidiaries (other than any Tenant Deposits or to the extent otherwise taken into account in clauses (a) through (f)).

“Demand Notice” shall have the meaning ascribed in Section 5.3(g).

“Demanding Party” shall have the meaning ascribed in Section 5.3(g).

“Deposit” shall have the meaning ascribed in Section 2.3.

“Disclosure Items” shall have the meaning ascribed in Section 6.1.

“Due Diligence” shall have the meaning ascribed in Section 3.1.

“Due Diligence Items” shall have the meaning ascribed in Section 3.2(a).

“Effective Date” shall have the meaning ascribed in the Preamble.

“Environmental Laws” shall mean all federal, state and local environmental laws, rules, statutes, directives, binding written interpretations, binding written policies, ordinances and regulations issued by any Governmental Entity and in effect as of the date of this Agreement with respect to or which otherwise pertain to or affect the Real Property or the Improvements, or any portion thereof, the use, ownership, occupancy or operation of the Real Property or the Improvements, or any portion thereof, or the Company or its Subsidiaries, and as the same have been amended, modified or supplemented from time to time prior to the date of this Agreement, including but not limited to CERCLA, the Hazardous Substances Transportation Act (49 U.S.C. § 1802 et seq.), RCRA, the Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Solid Waste Disposal Act (42 U.S.C. § 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Radon and Indoor Air Quality Research Act (42 U.S.C. § 7401 et seq.), the Superfund Amendment Reauthorization Act of 1986 (42 U.S.C. § 9601 et seq.), state and local laws applicable to the same or similar subject matter, and any and all rules and regulations which have become effective prior to the date of this Agreement under any and all of the aforementioned laws.

“Equity Encumbrance(s)” shall mean all liens, charges, claims, options, purchase rights, warrants, subscriptions, pledges, put, call or other rights, commitments, undertakings, or understandings to acquire, or to restrict the transfer of, or any rights, obligations, or undertakings convertible into any Membership Interest or other securities, voting trusts, proxies, stockholder or similar agreements, encumbrances or restrictions of any nature whatsoever in each case with respect to the Assigned Company Membership Interests and/or any Membership Interest in any Subsidiary, if any, and as applicable, or any portion thereof. For the avoidance of doubt, it is understood and agreed that neither the Company’s ownership, directly or indirectly, of any Membership Interest in any Subsidiary (including Property Owner), nor the Company’s Security Interest, nor the Other Buyer’s right to acquire the Remaining Rockpoint Company Membership Interests pursuant to the Other Purchase Agreement shall be deemed to be an Equity Encumbrance for purposes of this Agreement.

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“Escrow Agent” shall mean National Land Tenure Company, LLC.

“Executive Committee” shall have the meaning ascribed to such term in the Existing Company Operating Agreement.

“Existing Company Operating Agreement” shall mean the limited liability company operating agreement of the Company, as amended, in effect as of the Effective Date, as amended, modified and/or supplemented during the period between the Effective Date and Closing in accordance with the terms thereof (subject to the terms and conditions in Section 1.4).

“Existing Liability Insurance Policies” shall have the meaning ascribed in Section 6.1(p).

“Existing Members” shall have the meaning ascribed to the term “Members” in the Existing Company Operating Agreement.

“Existing Property Insurance Policy” shall have the meaning ascribed in Section 6.1(p).

“Existing Title Policy” shall mean that certain ALTA owner’s title insurance policy issued by First American Title Insurance Company, with an effective date of November 26, 2013, in favor of Property Owner, and insuring that title to the Property is vested in Property Owner subject to the exceptions set forth therein, and including all endorsements thereto (if any).

“Express Warranties” shall have the meaning ascribed in Section 7.3(g).

“Extension Deposit” shall have the meaning ascribed in Section 9.2.

“Fixtures” shall mean the fixtures which are located at and affixed to any of the Improvements.

“Fundamental Representations” shall have the meaning ascribed in Section 5.5(c).

“Fundamental Representations Cap” shall have the meaning ascribed in Section 5.5(c).

“Future Costs Reserve Account” shall have the meaning ascribed in the Loan Agreement.

“Governmental Entity” shall mean each and any of the various governmental and quasi-governmental bodies or agencies having jurisdiction over Rockpoint, the Company, any Subsidiary, the Property or any portion thereof.

“Hazardous Materials” shall mean any pollutants, contaminants, hazardous or toxic substances, materials or wastes (including petroleum, petroleum by-products, radon, asbestos and asbestos -containing materials, PCBs, PCB-containing equipment, radioactive elements, infectious agents, and urea formaldehyde), as such terms are used in any Environmental Laws (excluding solvents, cleaning fluids and other lawful substances used in the ordinary operation and maintenance of the Real Property, to the extent in closed containers).

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“Immaterial Liens” shall have the meaning ascribed in Section 4.2.

“Immediate Family Member” shall mean the parents, siblings, spouse, children and in-laws of a Senior Foreign Political Figure.

“Improvements” shall mean the buildings, improvements and structures located on the Land (but shall expressly exclude improvements and fixtures owned by the Tenants under the Leases, if any).

“Independent Consideration” shall have the meaning ascribed in Section 2.4. “

Land” shall mean each one of those certain parcels of land and appurtenances thereto more particularly described on Exhibit A including Property Owner’s right, title and interest in and to all rights-of-way, open or proposed streets, alleys, easements, or strips or gores of land adjacent to such certain parcel of land.

“Laws and Regulations” shall mean all present and future zoning, building, environmental and other laws, ordinances, codes, restrictions and regulations applicable to the Property, the Company or any Subsidiary of all Governmental Entities having jurisdiction with respect to the Company, any Subsidiary and/or the Property, including landmark designations and all zoning variances and special exceptions, if any.

“Lease” or “Leases” shall mean, individually or collectively, any leases, subleases, occupancy agreements, and any other agreements for the use, possession, or occupancy of any portion of the Real Property, or for vacating or terminating any of the foregoing, that are effective as of the Effective Date (including any modifications, supplements, waivers and/or amendments with respect to any such agreements), and any New Leases or modifications, supplements, waivers, amendments or renewals with respect to existing Leases entered into pursuant to the terms of Section 8.1.

“Lender” or “Lenders” shall mean, individually, or collectively, Bank of America, N.A. and any other Person that is a signatory to the Loan Agreement under the caption “Lenders” on the signature pages thereto, together with their respective successors and/or assigns under the Loan.

“Liability” shall have the meaning ascribed in Section 10.26.

“LIBOR Cap” shall have the meaning ascribed in Section 9.6(k).

“Licensee Parties” shall mean those authorized agents, contractors, consultants and representatives of Buyer who have inspected, investigated, tested or evaluated the Property or any part thereof on behalf of Buyer in accordance with this Agreement.

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“Licenses and Permits” shall mean, collectively, to the extent assignable, all licenses, permits approvals, certificates of occupancy, dedications, subdivision maps and entitlements now or hereafter issued, approved or granted by any Governmental Entity in connection with the Real Property and Improvements, together with all renewals and modifications thereof.

“Liens” shall have the meaning ascribed in Section 4.2.

“Liquidated Damages Sum” shall have the meaning ascribed in Section 10.22.

“Loan” shall mean the senior mortgage financing evidenced by the Loan Documents.

“Loan Agreement” shall mean that certain Loan Agreement made and entered into as of the 26th day of November, 2013, by and among Property Owner, as “Borrower”, Bank of America, N.A., a national banking association organized under the laws of the United States, as a Lender and as Agent, and all other Lenders, as modified, amended, supplemented, restated and/or replaced from time to time (subject to the terms and conditions in Section 1.5).

“Loan Documents” shall mean the “Loan Documents” as defined in the Loan Agreement.

“Material Breach” shall have the meaning ascribed in Section 5.5(b).

“Material Casualty” shall have the meaning ascribed in Section 10.2.2.

“Maximus” shall have the meaning ascribed in the Preamble.

“Membership Interest” means, with respect to any Person formed or organized as a limited liability company, a limited liability company interest in that Person, including all rights to distributions, allocations of profits and losses and all other rights and obligations accorded to the holder of such limited liability company interest in, to and under the limited liability company operating agreement of such Person.

“Net Loss” shall have the meaning ascribed to it in the Existing Company Operating Agreement.

“Net Profit” shall have the meaning ascribed to it in the Existing Company Operating Agreement.

“Non-Buyer Sale” shall have the meaning ascribed in Section 5.1.

“Non-Buyer Sale Damages” shall have the meaning ascribed in Section 5.1.

“Non-Imputation Affidavit and Indemnity” shall have the meaning ascribed in Section 4.2.

“New Leases” or “New Lease” shall mean, collectively, or singularly, any Lease entered into between the Effective Date and the Closing Date in accordance with the terms of Section 8.1.

“Objecting Party” shall have the meaning ascribed in Section 5.3(g).

“Objection Notice” shall have the meaning ascribed in Section 5.3(g).

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“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“OFAC List” shall mean any list of prohibited countries, individuals, organizations and entities that is administered or maintained by OFAC, including: (i) Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), any related enabling legislation or any other similar executive orders, (ii) the SDN List and/or other similar lists maintained by OFAC pursuant to any authorizing statute, executive order or regulation, or (iii) a “Designated National” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515.

“Operating Agreement” means with respect to any limited liability company, the limited liability company agreement of such limited liability company, including all amendments, modifications and supplements thereto.

“Operating Expenses” shall mean operating expenses and common area maintenance charges for the Property including utilities, insurance, charges for taxes or other assessments, amounts payable under Contracts, and any other accounts payable or trade payables of the Company or any Subsidiary.

“Ordinary Course of Business” means the ordinary course of business of operating the Property, consistent with past custom and practice and also in compliance with all Laws and Regulations, all Licenses and Permits and the terms of all Contracts and Leases.

“Organizational Documents” shall mean, with respect to a Person formed as a limited liability company, the Operating Agreement and certificate of formation for such Person as filed with the Secretary of State for the State of such Person’s formation.

“Other Buyer” shall have the meaning ascribed in the Preamble.

“Other Buyer Closing Funds” shall have the meaning ascribed in Section 2.5.

“Other Buyer Deposit” shall mean the “Deposit” as defined in the Other Purchase Agreement.

“Other Buyer Purchase Price” shall mean the “Buyer Purchase Price” as defined in the Other Purchase Agreement.

“Other Buyer’s Purchase Percentage” shall mean the “Buyer’s Purchase Percentage” as defined in the Other Purchase Agreement.

“Other Purchase Agreement” shall have the meaning ascribed in the Preamble. “

Owner’s Affidavit” shall have the meaning ascribed in Section 4.2.

“Patriot Act” shall have the meaning ascribed in Section 6.1(h).

“PCBs” shall mean polychlorinated biphenyls.

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“Permitted Exceptions” shall mean and include all of the following:

(i)         All presently existing and future liens for unpaid real estate taxes and water and sewer charges not delinquent as of the Closing Date;

(ii)        All Laws and Regulations (and notwithstanding anything to the contrary contained in this Agreement, the fact that the Real Property does not have a certificate of occupancy (or, if there is one, that there exist any variances between such certificate and the actual state or use of the Real Property) shall not be deemed to be an objection to title or constitute a Breach of any representation or warranty by Rockpoint under this Agreement or otherwise constitute a basis for any Buyer failing or refusing to perform its obligations required under this Agreement, except to the extent that such fact is caused by a breach by Rockpoint of any of its covenants herein occurring after the Effective Date which results in a failure of a condition set forth in Section 9.2(c));

(iii)        All matters shown on or disclosed in the existing Survey;

(iv) The rights of Tenants of the Property pursuant to the Leases listed on the Rent Roll attached as Exhibit B, or pursuant to New Leases entered into pursuant to Section 8.1;

(v)       The physical condition and aspects of the Property, including, without limitation, the interior, the exterior, the square footage within the Improvements on the Real Property and within each Tenant space therein, the structure, the paving, the utilities, and all other physical and functional aspects of the Property, including, without limitation, an examination for the presence or absence of Hazardous Materials;

(vi)       The Contracts (excluding Leases) in connection with the Property, the Company and the Subsidiaries, set forth on Exhibit D attached hereto and made a part hereof, and all renewals, replacements, extensions of same or additional contracts that may hereafter be entered into in accordance with the terms hereof;

(vi)       The Licenses and Permits;

(vii)       All variations between tax lot lines and lines of record title depicted on the Survey;

(viii)     (A)    Any matter caused by Buyer, or any of Buyer’s agents, representatives or employees at any time, (B) any matter caused by Other Buyer, or any of Other Buyer’s agents, representatives or employees at any time, and (C) any matter caused by Maximus, or any of Maximus’s agents, representatives or employees on or after the Effective Date;

(ix)       Any standard exclusions from coverage required by the Title Company, subject to delivery of the Owner’s Affidavit in accordance with Section 4.2;

(x)         The exceptions listed in Section 2 of Schedule B to the Pro Forma Policy;

(xi)        Immaterial Liens, subject to the terms and conditions of Section 4.2; and

(xii)      Any other matter that becomes a “Permitted Exception” pursuant to the express terms of Section 4.2.

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“Permitted Outside Parties” shall have the meaning ascribed in Section 3.5.

“Person” shall mean any individual, partnership, corporation, limited liability company, limited liability partnership, trust or other entity.

“Personal Property” shall mean all of the right, title, and interest of Property Owner in and to the tangible personal property located at the Real Property or used in connection with the operation of the Real Property. “Personal Property” shall not include (i) any appraisals or other economic evaluations of, projections or analyses (whether prepared internally or by consultants) with respect to all or any portion of the Real Property, including budgets, information regarding the marketing of the Real Property for sale, strategic plans for the Real Property and submissions relating to Rockpoint’s obtaining of trust, corporate, partnership or limited liability company authorization, prepared by or on behalf of Rockpoint or any affiliate of Rockpoint (excluding the Company and any Subsidiary), and (ii) any documents, materials or information which are subject to attorney/client work product, accountant/client work product or similar privilege, or which constitute attorney communications or accountant communications, solely with respect to Rockpoint (but not the Company or any Subsidiary) (clauses (i) and (ii), collectively, “Excluded Materials”).

“Post-Closing Breach Liability Cap” shall have the meaning ascribed in Section 5.5(c).

“Preamble” shall mean the preamble to this Agreement.

“Prepayment Notice” shall have the meaning ascribed in Section 4.3.

“Pro Forma Policy” shall mean the pro forma title policy set forth in Exhibit I attached hereto and made a part hereof.

“Property” shall mean the Real Property, together with the Personal Property, the Leases, the Contracts, and all of Property Owner’s right, title and interest in and to all tangible and intangible assets of any nature relating to the Real Property, including (a) all warranties upon the Improvements or the Personal Property, (b) all rights to any plans, specifications, engineering studies, reports, drawings, and prints relating to the construction, reconstruction, modification, and alteration of the Improvements, (c) all works of art, graphic designs, and other intellectual or intangible property used by Property Owner in connection with the Real Property, including any trade name associated with the Improvements, (d) all claims and causes of action arising out of or in connection with the Real Property and accruing after the Closing Date and (e) the Licenses and Permits.

“Property Management Agreement” shall mean that certain Property Management Agreement, entered into as of August 28, 2013, by and between the Company and Property Manager.

“Property Manager” shall mean Maximus Real Estate Partners Ltd., a Delaware corporation.

“Property Owner” shall mean RP Maximus Cove Owner, L.L.C., a Delaware limited liability company.

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“Property Renovations” shall have the meaning ascribed in Section 9.6(m).

“Proration Items” shall have the meaning ascribed in Section 9.6(a).

“Purchase Price” shall mean an amount equal to the total value of distributions that Rockpoint would receive pursuant to Section 6.03 or 6.04, as applicable, of the Existing Company Operating Agreement, if the Property was sold for the Deemed Gross Asset Value and assuming that the Loan and any costs, expenses and fees (including, prepayment premiums) that are due and payable under the Loan Agreement in connection with the repayment of the Loan (without duplication of amounts subtracted from $255,000,000 for purposes of calculating the Deemed Gross Asset Value pursuant to the definition of such term herein), were fully repaid, in each case on the Closing Date, and that the remaining deemed sale proceeds were distributed from Property Owner to the Company, and then by the Company to its Members, in each case consistent with the method for calculating the Purchase Price set forth in Exhibit H. The parties acknowledge and agree that the Purchase Price as calculated and set forth in Exhibit H attached hereto represents an estimate of the Purchase Price as of the Effective Date, based on estimated amounts, as of the Effective Date, for cash on hand of the Company and/or any Subsidiary and for each of the items set forth in clauses (b) through (f) (if and to the extent applicable) of the definition of “Deemed Gross Asset Value” herein, which estimated Purchase Price shall be subject to adjustments based on the actual amounts, as of the Closing Date, of cash on hand of the Company and/or any Subsidiary and of each of the items set forth in clauses (b) through (f) of the definition of “Deemed Gross Asset Value” herein, in each case consistent with the method for calculating the Purchase Price set forth in Exhibit H.

“RCRA” shall mean the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.).

“Real Property” shall mean the Land, the Improvements, and the Fixtures, collectively.

“Recitals” shall mean the recitals to this Agreement.

“Refunded Insurance Premiums” shall have the meaning ascribed in Section 9.6(k).

“Remaining Rockpoint Company Membership Interests” shall mean the “Assigned Company Membership Interests” as defined in the Other Purchase Agreement.

“Rent Roll” shall mean the most recent rent roll for the Property received by Rockpoint from Property Manager, a copy of which is attached hereto as Exhibit B.

“Rent” or “Rents” shall mean and include individually, or collectively, any fixed monthly rentals, additional rentals, percentage rentals, escalation rentals, retroactive rentals, all administrative charges, utility charges, tenant or real property association dues, storage rentals, special event proceeds, and other sums and charges payable by Tenants under the Leases or from other occupants or users of the Property, or any other operating income or revenue from the Property.

“Reporting Person” shall have the meaning ascribed in Section 5.4(a)(i).

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“Rockpoint” shall have the meaning ascribed in the Preamble.

“Rockpoint Control Event” shall mean Rockpoint’s removal of Maximus or its Affiliate as “Administrative Member” of the Company pursuant to the Existing Company Operating Agreement.

“Rockpoint Fund” means Rockpoint Real Estate Fund IV, L.P., a Delaware limited partnership.

“Rockpoint Indemnitees” shall have the meaning ascribed in Section 2.5.

“Rockpoint’s Broker” shall mean Institutional Property Advisors and Eastdil Secured, collectively.

“Rockpoint’s Broker’s Commission” shall have the meaning ascribed in Section 6.1(n).

“Rockpoint’s Extension Notice” shall have the meaning ascribed in Section 9.2.

“Rockpoint’s Proration Credit” shall have the meaning ascribed in Section 9.6(a).

“Rockpoint’s Share” means Rockpoint’s distribution percentage under Section 6.03 of the Existing Company Operating Agreement.

“Scheduled Closing Date” shall have the meaning ascribed in Section 9.2.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any similar or successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Senior Foreign Political Figure” shall mean a senior official of a major non-United States political party or a senior executive of a government-owned corporation not organized within the United States. In addition, a “Senior Foreign Political Figure” includes any corporation, business or other entity that has been formed by or for the benefit of a Senior Foreign Political Figure.

“SRO” shall mean a self-regulatory organization.

“Subsidiary(ies)” shall mean, individually and collectively, each Person directly or indirectly owned by the Company, including Property Owner, each as shown on the Company’s existing organizational chart attached hereto as Schedule 1.

“Survey” shall mean, individually or collectively (as the context may require) the existing ALTA survey(s) of the Land and Improvements more particularly described on Exhibit E attached hereto.

“Survival Period” shall have the meaning ascribed in Section 6.3.

“Taking Notice” shall have the meaning ascribed in Section 10.2.3.

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“Tax and Insurance Reserve Account” shall have the meaning ascribed in the Loan Agreement.

“Tax(es)” means all taxes, charges, withholdings, fees, levies, penalties, additions, interest or other assessments in the nature of a tax imposed by any Governmental Entity.

“Tax Return” means any return (including any information return), report, statement, schedule (including any Schedule K-1 forms), notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any governmental authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any law relating to any Tax.

“Tenant Deposit” and “Tenant Deposits “shall mean, individually or collectively, any or all advance Rents and security deposits (whether cash or non-cash) paid or deposited by Tenants to Property Owner, as landlord, or any other Person on Property Owner’s behalf pursuant to the Leases (together with any interest which has accrued thereon as required by the terms of such Lease, but only to the extent such interest has accrued for the account of the respective Tenants or as required by law).

“Tenant” or “Tenants” shall mean, individually, or collectively, any Person occupying or entitled to possession of any portion of the Real Property pursuant to any Lease, including tenants, subtenants, and licensees.

“Termination Notice” shall have the meaning ascribed in Section 5.5(b).

“Termination Surviving Rights/Obligations” shall mean those rights and/or obligations of the parties hereunder which expressly survive the termination of this Agreement, including the rights and obligations described in Sections 3.4, 3.5, 5.5, 7.4, 9.7, 9.8, 10.9, 10.10, 10.11, 10.13, 10.14, 10.19, 10.23, 10.24 and 10.25, subject to any limitations on such survival expressly described in such Sections.

“Title Commitment” shall have the meaning ascribed in Section 4.1.

“Title Company” shall mean any of the following, or any combination thereof, designated by Buyer, in each case, through National Land Tenure Company, LLC: (a) First American Title Insurance Company, (b) Old Republic Title Insurance Company and/or (c) Stewart Title Guaranty Company.

“Title Documents” shall have the meaning ascribed in Section 4.1.

“Title Objections” shall have the meaning ascribed in Section 4.2.

“Title Policy” shall have the meaning ascribed in Section 4.2.

“Transfer Taxes” shall have the meaning ascribed in Section 9.8(b).

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“Unilateral Rockpoint Action” shall mean (i) any unilateral act on the part of Rockpoint or any of its Affiliates (excluding the Company and any Subsidiary) or (ii) (A) prior to a Rockpoint Control Event, any act taken by Rockpoint, any of its Affiliates, the Company or any Subsidiary or by any agent (acting pursuant to the authority granted to it in writing by Rockpoint) on behalf of any of the foregoing Persons (other than any action on the part of Maximus or any of its Affiliates on behalf of the Company or any Subsidiary to which Rockpoint did not affirmatively consent in writing or which Rockpoint did not affirmatively approve or affirmatively request, in each case, in writing, provided that, notwithstanding anything to the contrary herein, none of the following shall constitute Rockpoint’s affirmative consent to, approval of and/or request of any such action: (1) Rockpoint’s execution of the Existing Company Operating Agreement, (2) the Company’s execution of the Operating Agreement of Property Owner and/or (3) the Company’s execution of the Property Management Agreement), and (B) after a Rockpoint Control Event, all actions included within clause (A) above and any act on the part of Maximus or any of its Affiliates on behalf of the Company or any Subsidiary to which Rockpoint affirmatively consented to or which Rockpoint affirmatively approved or affirmatively requested.

“Waiver Notice” shall have the meaning ascribed in Section 5.5(b).

“West Builders Lien” shall have the meaning ascribed in Section 4.2.

“Voluntary Liens” shall have the meaning ascribed in Section 4.2.

Section 1.2.      Rules of Construction. Article and Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement. All references to “Article” or “Section” without reference to a document other than this Agreement, are intended to designate articles and sections of this Agreement, and the words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular Article or Section, unless specifically designated otherwise. The use of the term “including” shall mean in all cases “including but not limited to,” unless specifically designated otherwise. No rules of construction against the drafter of this Agreement shall apply in any interpretation or enforcement of this Agreement, any documents or certificates executed pursuant hereto, or any provisions of any of the foregoing.

Section 1.3.      Incorporation of Recitals, Exhibits and Schedules. The Recitals set forth above are true and correct and are hereby incorporated herein by this reference (provided that this sentence is not (and shall not be interpreted as) an acknowledgment, representation or warranty by Rockpoint as to any direct or indirect interest of Maximus or any Affiliate thereof in the Company). All Exhibits and Schedules attached hereto constitute part of this Agreement and are hereby incorporated herein by this reference.

Section 1.4.      References to Existing Company Operating Agreement. With respect to capitalized terms defined by cross-reference to the Existing Company Operating Agreement, such capitalized terms shall have the definitions set forth in the Existing Company Operating Agreement as of the date hereof, and no modifications made to the Existing Company Operating Agreement after the Effective Date shall have the effect of changing such definitions for the purposes of this Agreement unless Buyer and Other Buyer expressly approves such amendment, restatement, replacement, supplement or other modification of the Existing Company Operating Agreement or otherwise agrees that such definitions as used in this Agreement have been revised.

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Section 1.5.      References to Loan Agreement. With respect to capitalized terms defined by cross-reference to the Loan Agreement, such capitalized terms shall have the definitions set forth in the Loan Agreement as of the date hereof, and no modifications made to the Loan Agreement after the Effective Date shall have the effect of changing such definitions for the purposes of this Agreement unless Buyer and Other Buyer expressly approves such amendment, restatement, replacement, supplement or other modification of the Loan Agreement or otherwise agrees that such definitions as used in this Agreement have been revised.

ARTICLE II

AGREEMENT OF SALE AND PURCHASE; BUYER PURCHASE PRICE

Section 2.1.      Agreement of Sale and Purchase. Rockpoint agrees to sell, transfer, assign and convey to Buyer, and Buyer agrees to purchase, accept and assume on the Scheduled Closing Date, subject to the terms and conditions stated herein, all of the Assigned Company Membership Interests. The parties acknowledge and agree that, pursuant to the Other Purchase Agreement, Rockpoint has agreed to sell, transfer and convey to Other Buyer, and Other Buyer has agreed to purchase, accept and assume on the Scheduled Closing Date (as defined in the Other Purchase Agreement), subject to the terms and conditions stated in the Other Purchase Agreement, all of the Remaining Rockpoint Company Membership Interests, such that upon the consummation of the transactions contemplated under this Agreement and the Other Purchase Agreement, Rockpoint shall no longer own any Membership Interest in the Company. The parties acknowledge and agree, for Rockpoint’s benefit (i.e., the same shall not excuse Buyer’s or Other Buyer’s performance in any way), that Rockpoint shall have no obligation to sell to Buyer the Assigned Company Membership Interests, and Buyer shall have no right to purchase from Rockpoint the Assigned Company Membership Interests, unless the Closing (as defined in the Other Purchase Agreement) occurs simultaneously with the Closing hereunder. Each party hereto acknowledges and agrees that it and its respective legal counsel have received and reviewed a copy of the Other Purchase Agreement.

Section 2.2.      Buyer Purchase Price. At Closing, Buyer shall pay Rockpoint the Buyer Purchase Price in immediately available funds (but subject to application of the Deposit as specified in Section 2.3 hereof). The Buyer Purchase Price and such other funds as may be necessary to pay Buyer’s expenses hereunder, subject to closing adjustments set forth herein, shall be deposited with the Escrow Agent on or before the Scheduled Closing Date in accordance with this Agreement and paid to Rockpoint upon satisfaction (or written waiver) of all conditions precedent to the Closing as described in Section 9.2(c).

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Section 2.3.      Deposit. Within one (1) Business Day after the full execution of this Agreement by Buyer and Rockpoint, Buyer shall deposit via wire transfer(s) pursuant to the wire instructions attached hereto as Schedule 2 the sum of Three Million Seven Hundred Ninety-One Thousand Two Hundred Fifty and NO/100 Dollars ($3,791,250.00) in immediately available funds as a deposit (together with the Extension Deposit, if any, the “Deposit”) with Escrow Agent. If the entire Deposit is not timely received by the Escrow Agent in accordance with this Section 2.3 or if the Other Buyer Deposit is not timely received by the Escrow Agent in accordance with Section 2.3 of the Other Purchase Agreement, then this Agreement shall automatically be deemed null and void, ab initio, and any portion of the Deposit received by the Escrow Agent shall be returned to Buyer. The Deposit shall be non-refundable except as provided in Sections 4.2, 5.1, 5.5(b), 9.2(e) and 10.2, and shall be held and delivered by Escrow Agent in accordance with the provisions of Article V. Notwithstanding anything to the contrary herein or in the Other Purchase Agreement, Buyer acknowledges and agrees that it and the Other Buyer must act in unison with respect to all matters set forth herein and in the Other Purchase Agreement, as applicable, including granting or withholding consent to any matter that Buyer and Other Buyer have the right to consent to under this Agreement and the Other Purchase Agreement, respectively, and the exercise of any right granted to Buyer herein, and to the Other Buyer in the Other Purchase Agreement, to either terminate this Agreement or the Other Purchase Agreement, as applicable, or proceed to close the transactions contemplated hereby or thereby, as applicable (including such rights granted to Buyer in Sections 4.2, 5.1, 5.5(b) and/or 10.2 of this Agreement and such rights granted to Other Buyer in Sections 4.2, 5.1, 5.5(b) and/or 10.2 of the Other Purchase Agreement), and if Buyer and/or Other Buyer fail to do so, then Buyer’s decision with respect to such matter shall prevail and, without limiting the generality thereof, if Buyer wishes to close the transactions contemplated hereby, and the Other Buyer fails to comply with its obligations under the Other Purchase Agreement in connection therewith, then, subject to Buyer’s rights pursuant to Section 2.5, the same shall constitute a default by Buyer hereunder and by Other Buyer under the Other Purchase Agreement and Rockpoint shall, without limitation, have the remedies available to it under Section 5.2 of this Agreement and under Section 5.2 of the Other Purchase Agreement. Interest earned on the Deposit shall be considered part of the Deposit. If the Closing occurs, then the Deposit shall be applied against the Buyer Purchase Price on the Closing Date.

Section 2.4.      Independent Consideration. Contemporaneously with the execution and delivery of this Agreement, Buyer shall pay to Rockpoint as further consideration for this Agreement, in cash, the sum of One Hundred and NO/100 Dollars ($100.00) (the “Independent Consideration”), independent of any other consideration provided hereunder, which Independent Consideration is fully earned by Rockpoint and is non-refundable under any circumstances.

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Section 2.5.      Indivisible Economic Package. Buyer has no obligation to purchase and Rockpoint has no obligation to sell, less than all of the Assigned Company Membership Interests, it being the express agreement and understanding of Buyer and Rockpoint that, as a material inducement to Rockpoint and Buyer to enter into this Agreement, Buyer has agreed to purchase, and Rockpoint has agreed to sell, all of the Assigned Company Membership Interests, subject to and in accordance with the terms and conditions hereof. Notwithstanding anything to the contrary herein, Buyer’s acquisition of the Assigned Company Membership Interests that it has agreed to acquire on the Closing Date, subject to the terms and conditions stated herein, shall not close unless the Other Buyer’s acquisition of all of the Remaining Rockpoint Company Membership Interests that Other Buyer has agreed to acquire on the Closing Date (as defined in the Other Purchase Agreement), subject to the terms and conditions stated in the Other Purchase Agreement, closes simultaneously herewith; provided, however, notwithstanding anything to the contrary set forth herein, if Other Buyer fails to timely deposit into escrow with Escrow Agent on the Scheduled Closing Date (as defined in the Other Purchase Agreement) all funds required to be so deposited by Other Buyer under the Other Purchase Agreement, including the Other Buyer Purchase Price less the Other Buyer Deposit (collectively, the “Other Buyer Closing Funds”), then (I) the Scheduled Closing Date shall automatically be adjourned for ten (10) Business Days (notwithstanding anything to the contrary in this Agreement, such ten (10) Business Days shall constitute the cure period described in Section 5.2 below, and shall not be in addition to such cure period for purposes of Section 5.2), and (II) Buyer shall have the right, exercisable in its sole discretion by written notice to Rockpoint delivered within such ten (10) Business Day period, to acquire all of the Assigned Company Membership Interests and all of the Remaining Rockpoint Company Membership Interests, provided that (a) the conditions set forth in clauses (i), (ii), (iii) and (vi) of Section 9.2(b) have been satisfied (or waived by Rockpoint), including Buyer’s depositing into escrow with Escrow Agent on the Scheduled Closing Date all funds required to be so deposited by Buyer under this Agreement, and (b) Buyer deposits or delivers, as applicable, into escrow with Escrow Agent (i) all of the Other Buyer Closing Funds and (ii) either (x) an indemnity duly executed by either David Lichtenstein or another creditworthy Affiliate of Buyer acceptable to Rockpoint (in its sole and absolute discretion) and in form and substance reasonably acceptable to Rockpoint, pursuant to which Buyer agrees to indemnify, defend and hold harmless Rockpoint, its direct and indirect members, their respective Affiliates, and the officers, directors, employees, agents and/or representatives of any of the foregoing Persons (collectively, the “Rockpoint Indemnitees”) from and against any and all claims, liabilities, damages, losses and out-of-pocket costs and/or expenses (including reasonable attorneys’ fees) actually incurred or suffered by any such Rockpoint Indemnitees in connection with any and all claims of Other Buyer relating to the Other Purchase Agreement, Rockpoint’s obligations thereunder and/or the transaction contemplated thereby, or (y) a full release duly executed by Other Buyer and in form and substance reasonably acceptable to Rockpoint, pursuant to which Other Buyer irrevocably and unconditionally releases and discharges absolutely all Rockpoint Indemnitees of and from any and all claims, rights, demands, damages, liabilities, omissions, obligations, whether known or unknown, of any kind, relating to the Other Purchase Agreement, Rockpoint’s obligations thereunder and/or the transaction contemplated therein. If Buyer elects to acquire all of the Assigned Company Membership Interests and all of the Remaining Rockpoint Company Membership Interests pursuant to this Section 2.5, then (i) the Other Buyer Deposit shall be credited against the Buyer Purchase Price (and not, for the avoidance of doubt, refunded to Other Buyer), and (ii) Buyer will assume and perform all of the covenants and obligations arising from Rockpoint’s ownership of the Assigned Company Membership Interests and the Remaining Rockpoint Company Membership Interests, in each case, which first arise and accrue after the Closing.

Section 2.6.      Assumption of Obligations. As additional consideration for the purchase and sale of the Assigned Company Membership Interests, at Closing, Buyer will assume and perform all of the covenants and obligations arising from Rockpoint’s ownership of the Assigned Company Membership Interests which first arise and accrue on or after the Closing Date. The provisions of this Section 2.6 shall survive the Closing without limitation.

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ARTICLE III

BUYER’S DUE DILIGENCE

Section 3.1.      Buyer’s Inspections and Due Diligence. Prior to the Effective Date, Buyer has had the opportunity to conduct and did conduct examinations, inspections, testing, studies and investigations (collectively, the “Due Diligence”) of the Property, the Company and each Subsidiary (including Property Owner), information regarding the Property, the Company and each Subsidiary (including Property Owner), information available from Governmental Entities with respect to the Property, the Company and each Subsidiary (including Property Owner), and all Due Diligence Items, as Buyer deemed necessary or appropriate for purposes of assessing the transactions contemplated by this Agreement and the Other Purchase Agreement. The Due Diligence has been completed, and approved, by Buyer, and Buyer shall not have any right to terminate this Agreement and/or to obtain a refund of the Deposit as a result of any Due Diligence findings, notwithstanding anything to the contrary provided herein, or any further Due Diligence conducted, except as provided in Sections 4.2, 5.1, 5.5(b), 9.2(e) or 10.2 hereof. Further, the Due Diligence has been and shall continue to be in all events at Buyer’s sole cost and expense.

Section 3.2.      Delivery Period; Access. (a) Rockpoint has delivered to Buyer, and/or made available to Buyer for inspection (or will deliver or make available) at the Property, in a digital data room maintained by or on behalf of Rockpoint and/or Maximus (the “Data Room”), and/or at the office of the Property Manager, the following: (i) the Rent Roll, together with copies of all Leases; (ii) the Survey; (iii) copies of all Contracts; (iv) copies of any of the following items pertaining to the Property: monthly cash flow reports for the current year to date; copies of existing engineering studies and existing environmental audits prepared by third parties in connection with the Property; the Licenses and Permits; and any lists of items of Personal Property owned by Property Owner and located on the Real Property; (v) a copy of Property Owner’s Existing Title Policy; (vi) the existing Organizational Documents for the Subsidiaries (including Property Owner); and (vii) any other non-confidential, non-privileged, non-internal (e.g., valuations) documents, materials, reports or other items reasonably requested by Buyer from time to time, in each case, to the extent same exist and are in Rockpoint’s possession (collectively, the “Due Diligence Items”) . Rockpoint is not obligated to deliver to Buyer, or make available for Buyer’s review, any items excluded from the definition of Personal Property and/or any items other than the Due Diligence Items. Rockpoint shall deliver to Buyer any updates to the Due Diligence Items (including any update to the Data Room) that Rockpoint makes, receives or becomes aware of during the period from the Effective Date until the Closing Date promptly following such time as Rockpoint receives or becomes aware of same. Notwithstanding anything to the contrary herein, Buyer acknowledges and agrees that it has no right to terminate this Agreement and/or receive the return of the Deposit as a result of any information contained in any Due Diligence Items and/or any updates thereto delivered or made available to Buyer before or after the Effective Date, and/or as a result of any findings or discoveries made before or after the Effective Date pursuant thereto, except as provided in Sections 4.2, 5.1, 5.5(b), 9.2(e) or 10.2 hereof.

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(b)      Buyer acknowledges and agrees that all documents, materials, and information furnished to or made available to Buyer pursuant to this Section 3.2 were furnished or made available (or will be furnished or made available) to Buyer for information purposes only and without any representation or warranty by Rockpoint with respect thereto, express or implied, except as may otherwise be expressly set forth in Section 6.1 below and as limited by Section 6.3 below, and all such documents, materials, and information are expressly understood by Buyer to be subject to the confidentiality provisions of Section 3.5 below.

(c)      Intentionally Omitted.

(d)      Subject to the terms of this Article III and to the rights of the Tenants pursuant to their respective Leases, prior to the Closing Date, Buyer and its representatives shall be permitted to enter upon the Real Property at reasonable times during normal business hours to perform additional inspections of the Property. Buyer shall provide notice to Property Manager of the intention of Buyer or any of its representatives to enter the Real Property at least one (1) Business Day prior to such intended entry and specify the intended purpose therefor and the inspections and examinations contemplated to be made. Buyer has conducted its Due Diligence in a manner which is not disruptive to Tenants or the normal operation of the Real Property, and any continued access shall conform with the same standard, comply with any and all laws, ordinances, rules and regulations applicable to the Real Property and not violate any permit, license or environmental law or regulation applicable to the Real Property. Buyer will not contact any Governmental Entity without Rockpoint’s prior written consent in its sole and absolute discretion. Neither Buyer nor any of its representatives may contact any Tenants or make inquiries of such Tenants which in any way relate to the Real Property or to Rockpoint, the Company and/or Property Owner without Rockpoint’s prior written consent in its sole and absolute discretion. In no event shall Buyer conduct at the Real Property any physically intrusive Due Diligence, such as sampling of soils, other media, building materials, or the like. Buyer and its representatives performing Due Diligence at the Real Property will: (i) maintain comprehensive general liability (occurrence) insurance in an amount no less than $5,000,000 and on terms satisfactory to Rockpoint covering any accident arising in connection with the presence of Buyer and/or its representatives on the Real Property, and deliver a certificate of insurance, which names Property Owner and the Property Manager as additional insureds thereunder verifying such coverage to Rockpoint prior to entry upon the Real Property; (ii) promptly pay when due the costs of all entry and inspections and examinations done with regard to the Property; and (iii) restore the Real Property to the condition in which the same were found before any such entry upon the Real Property and inspection or examination was undertaken. Notwithstanding anything to the contrary herein, Buyer acknowledges and agrees that Buyer shall have no right to terminate this Agreement and receive the return of the Deposit as a result of any findings or discoveries made pursuant to any exercise of the rights granted to Buyer pursuant to this Section 3.2(d), except as provided in Sections 4.2, 5.1, 5.5(b), 9.2(e) or 10.2 hereof.

Section 3.3.      Intentionally Omitted.

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Section 3.4.      Buyer’s Due Diligence Indemnity. Buyer shall defend, indemnify, and hold harmless Rockpoint, the Company and each Subsidiary, and their respective managers, officers, partners, shareholders and members, as applicable, and the Property Manager from and against all losses, costs, damages, claims, and liabilities (whether arising out of injury or death to persons or damage to any Property or otherwise) actually incurred by such Person, including, but not limited to, costs of remediation, restoration and other similar activities, mechanic’s and materialmen’s liens and reasonable attorneys’ fees, arising out of or in connection with Buyer’s Due Diligence (including, Due Diligence performed before and/or after the Effective Date), Buyer’s breach of its obligations under Section 3.5, or Buyer’s or any Licensee Parties’ entry upon the Real Property, except to the extent any of the same are caused by the gross negligence, willful misconduct or illegal acts of the Person seeking defense, indemnification and/or to be held harmless by Buyer pursuant to this Section 3.4, or any of their respective managers, officers, partners, shareholders and members, as applicable. The provisions of this Section 3.4 shall survive (i) the Closing or (ii) if the purchase and sale is not consummated, any termination of this Agreement, for the duration of two (2) years after the Closing or such termination of this Agreement, as applicable. In no event shall Buyer be liable, however, for any pre-existing condition merely discovered by Buyer.

Section 3.5.      Confidentiality. Buyer agrees that any information relating to the Property, Property Owner or the Company obtained by Buyer or Buyer’s attorneys, managers, officers, partners, shareholders, members, accountants, or existing or potential lenders or investors (collectively, for purposes of this Section 3.5, the “Permitted Outside Parties”) in the conduct of its Due Diligence shall be treated as confidential pursuant to Section 10.11 of this Agreement, shall be used only to evaluate the acquisition of the Assigned Company Membership Interests from Rockpoint. Buyer further agrees that within its organization, or as to the Permitted Outside Parties, the Due Diligence Items shall be disclosed and exhibited only to those persons within Buyer’s organization or to those Permitted Outside Parties who have a “need-to-know” in connection with determining the feasibility of Buyer’s acquisition of the Assigned Company Membership Interests. Buyer further acknowledges that the Due Diligence Items and other information relating to the leasing arrangements between Property Owner and Tenants or prospective tenants are proprietary and confidential in nature. Buyer agrees not to divulge the contents of such Due Diligence Items or any other information except in strict accordance with this Section 3.5 and Section 10.11 of this Agreement. In permitting Buyer and the Permitted Outside Parties to review the Due Diligence Items and other information to assist Buyer, Rockpoint has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created by Rockpoint and any such claims are expressly rejected by Rockpoint and waived by Buyer and the Permitted Outside Parties, for whom, by Buyer’s execution of this Agreement, Buyer is acting as agent with regard to such waiver. The provisions of this Section 3.5 shall not survive the Closing but shall survive a termination of this Agreement (other than in connection with the Closing) for a period of one (1) year after such termination of this Agreement.

ARTICLE IV

TITLE AND SURVEY

Section 4.1.      Title to Real Property. Rockpoint has made available to Buyer (a) a preliminary title report with respect to the Property issued by the Title Company through the Escrow Agent (the “Title Commitment”), (b) copies of all recorded documents referred to on Schedule B of the Title Commitment as exceptions to coverage (the “Title Documents”), and (c) the Survey.

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Section 4.2.      Certain Exceptions to Title. It shall be a condition to Buyer’s obligation to proceed to Closing that the Title Company shall be unconditionally and irrevocably (subject to payment of the premium therefor, at the Title Company’s ordinary premium rates) obligated to issue an ALTA 2006 extended coverage owner’s policy, with a liability amount equal to $255,000,000, dated as of the Closing Date, in favor of Property Owner, in the form of the Pro Forma Policy, insuring fee simple title to the Property vested solely in Property Owner, subject solely to Permitted Exceptions (the “Title Policy”); provided, however, that if the Title Company is not willing to issue the Title Policy at its ordinary premium rates and another title insurance company is willing to issue the Title Policy at its ordinary premium rates, then Buyer shall either waive such requirement or replace the Title Company with such other title insurance company and proceed to the Closing in accordance with the terms of this Agreement, and Buyer’s failure to do either shall, notwithstanding anything to the contrary herein, constitute Buyer’s waiver of the condition precedent to its obligation to close that the Title Company issue the Title Policy at its ordinary premium rates. At the Closing, Maximus shall execute and deliver, (I) a non-imputation affidavit in the form of Exhibit J (a “Non-Imputation Affidavit and Indemnity”) in favor of the Title Company, and (II) an owner’s affidavit to the Title Company on behalf of Property Owner, in the form of Exhibit L (an “Owner’s Affidavit”), (provided that (x) if a Rockpoint Control Event occurs prior to the Closing, then Rockpoint, and not Maximus, shall be obligated to deliver the Owner’s Affidavit, and (y) without limiting Rockpoint’s obligation described in the foregoing clause (x), Maximus’s failure to execute and deliver an Owner’s Affidavit or a Non-Imputation Affidavit and Indemnity shall not be a default on the part of Rockpoint). Notwithstanding anything to the contrary herein, Maximus’s execution and delivery on or prior to the Closing of a Non-Imputation Affidavit and Indemnity and/or an Owner’s Affidavit shall not be a condition precedent to any Buyer’s obligation to close the transactions contemplated by this Agreement; provided, however, following a Rockpoint Control Event, Rockpoint’s delivery of the Owner’s Affidavit shall be a condition precedent to Buyer’s obligation to close the transaction hereunder. Rockpoint (on behalf of the Company) consents to the execution and delivery by Maximus of same for the sole purpose of satisfying the delivery requirement set forth in Section 9.5(f), provided that neither Rockpoint nor any of its direct or indirect members, partners and/or shareholders, nor any officers, directors, representatives, agents and/or employees of any of the foregoing Persons, shall have any liability under or arising from Maximus’s execution of such Owner’s Affidavit, and Maximus shall indemnify, defend and hold Rockpoint and all Rockpoint Indemnitees harmless from and against any and all claims, losses, damages, costs, fees (including, reasonable attorneys’ fees) and expenses incurred or suffered by such Persons as a result of the certifications made in the Owner’s Affidavit. Buyer shall have the right to object in writing to any title matters that are not Permitted Exceptions which are disclosed in any additional title commitment or update issued by the Title Company and received by Buyer (at Buyer’s cost and expense) after the date hereof (herein collectively called “Liens”), but only within the earlier of (a) ten (10) days after receipt of any such additional title commitment, supplemental report or update to any title commitment and (b) the Scheduled Closing Date. Unless Buyer shall timely object to the Liens, such Liens shall be deemed to constitute additional Permitted Exceptions. Any Liens which are timely objected to by Buyer in accordance with this Section 4.2 shall be herein collectively called the “Title Objections.” With respect to any Title Objections that are not Voluntary Liens: (x) Rockpoint may elect (but shall not be obligated) to remove or cause to be removed or, if Rockpoint is unable to remove such Title Objection and the Buyer agrees to accept affirmative insurance (in Buyer’s sole discretion, exercised in good faith), insured over (pursuant to endorsement satisfactory to Buyer’s in its sole good faith discretion), at Rockpoint’s expense, any Title Objections, and shall be entitled to an adjournment of the Scheduled Closing Date for up to thirty (30) days in the aggregate in accordance with Section 9.2 for the purpose of such removal, which removal shall be deemed effected by the issuance of the Title Policy eliminating such Title Objections or, if Rockpoint is unable to eliminate such Title Objections and the Buyer agrees to accept affirmative insurance (in its sole discretion, exercised in good faith), insuring against the effect of such Title Objections (pursuant to endorsement satisfactory to Buyer in Buyer’s sole good faith discretion), and (y) Rockpoint shall notify Buyer in writing within the earlier of five (5) days after receipt of Buyer’s notice of Title Objections or the Scheduled Closing Date whether Rockpoint elects to remove the same. If either (I) Rockpoint elects not to remove one or more Title Objections that are not Voluntary Liens or Immaterial Liens, or (II) subject to Rockpoint’s right to adjourn the Scheduled Closing Date as set forth in Section 9.2, if Rockpoint elects to remove or cause to be removed any Title Objections that are not Voluntary Liens or Immaterial Liens but is unable to remove or to arrange for the Title Company to insure against (in a manner approved by Buyer in Buyer’s sole good faith discretion) the effect of such Title Objections prior to Closing, then Buyer may elect, as the sole and exclusive remedy therefor, either (a) to terminate this Agreement by giving written notice to Rockpoint on or before the earlier of ten (10) days after receiving written notice from Rockpoint of Rockpoint’s inability to or election not to remove or insure against the effect of such Title Objections on the Closing Date, in which event the Deposit shall be returned to Buyer (subject to the terms of Section 5.3(g)) and, thereafter, the parties shall have no further rights or obligations hereunder except for the Termination Surviving Rights/Obligations, or (b) to waive such Title Objections by written notice to Rockpoint, in which event such Title Objections shall be deemed additional Permitted Exceptions and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price and/or the Buyer Purchase Price in respect of such waived Title Objections. If Buyer fails to timely give Rockpoint either such written notice referred to in clause (a) or clause (b) of the preceding sentence, then Buyer shall be deemed to have elected to proceed to Closing pursuant to clause (b). Notwithstanding anything to the contrary herein, Rockpoint shall be obligated to cause the release of: (i) any Lien created by a Unilateral Rockpoint Action after the date hereof (whether on its own account or through Rockpoint’s rights under the Existing Company Operating Agreement); (ii) any Lien constituting Equity Encumbrances created by a Unilateral Rockpoint Action after the date hereof (whether on its own account or through Rockpoint’s rights under the Existing Company Operating Agreement) (the Liens described in the foregoing clauses (i) and (ii), “Voluntary Liens”); and notwithstanding anything to the contrary herein, in no event shall Voluntary Liens be Permitted Exceptions and if a Title Objection that constitutes a Voluntary Lien is not cured within thirty (30) days after Rockpoint receives notice of the same (or prior to the Scheduled Closing Date, as the same may be adjourned in accordance with this Agreement, if earlier), such failure shall constitute a default by Rockpoint under this Agreement, and shall be subject to Buyer’s remedies pursuant to Section 5.1. Buyer acknowledges and agrees that Buyer shall have no right to terminate this Agreement as a result of any Lien affecting title to the Property or the Assigned Company Membership Interests which is not a Voluntary Lien and does not, together with all other such matters (excluding Voluntary Liens and the West Builders Lien) affecting the Property and the Assigned Company Membership Interests, adversely affect the value of the Property or the Assigned Company Membership Interests by more than $250,000.00 in the aggregate (“Immaterial Liens”); provided, however, if such Immaterial Liens exist and have not been removed or caused to be removed by Rockpoint or if the Title Company is not committed to insure against any such matters to Buyer’s satisfaction on or prior to the Scheduled Closing Date, then, in each case, Buyer shall be entitled to a credit against the Purchase Price due and payable at Closing in the amount of the aggregate value of the adverse effect all such Immaterial Liens have on the value of the Property or the Assigned Company Membership Interests (which credit, for the avoidance of doubt, shall not exceed $250,000.00). Subject to the satisfaction of the conditions precedent to Buyer’s obligation to close hereunder (including Rockpoint’s performance, in all material respects, of its covenants pursuant to Section 4.3), at Closing, Buyer shall be obligated to fully repay (or cause to be fully repaid) the Loan. Notwithstanding anything to the contrary herein, in the event that any additional title commitment or update issued by the Title Company and received by Buyer (at Buyer’s sole cost and expense) after the Effective Date shows a mechanic’s lien of record filed by RE West Builders, Inc. (the “West Builders Lien”), then, in such event, on or prior to the Closing Date, Rockpoint shall cause the West Builder’s Lien to be discharged of record (by bonding or payment); provided, however, if permitted by all lenders providing financing to the Company and/or any Subsidiary, then Rockpoint shall have the alternative right to cause the Title Company to affirmatively insure over the West Builders Lien by posting a bond or other collateral acceptable to the Title Company. If such removal is effected (or, if permitted, such affirmative insurance is provided), then Buyer shall not have the right to terminate this Agreement or receive a reduction of or credit against the Purchase Price or the Buyer Purchase Price as a result of the West Builders Lien; provided, however that to the extent the liquidated amount secured by the West Builders Lien is not fully paid or bonded on or prior to Closing, the amount thereof that is unpaid or unbonded, as applicable, as of the Closing shall be prorated pursuant to clause (vii) of Section 9.6(a). Rockpoint shall be responsible for paying Rockpoint’s Share of the costs to discharge the West Builders Lien of record or to cause the Title Company to affirmatively insure over it, and Maximus shall be responsible for paying the balance of such costs.

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Section 4.3.      Prepayment of Loans. Rockpoint shall deliver to Agent written notice (the “Prepayment Notice”) of the Property Owner’s intent to prepay the Loan in accordance with the terms of the Loan Documents, assuming that Buyer will deliver Buyer’s Extension Notice pursuant to Section 9.2 and elect to extend the Scheduled Closing Date for the full thirty (30) days. Subject to the terms and conditions of this Agreement, Buyer shall deliver to Escrow Agent, concurrently with the balance of the Buyer Purchase Price on the Scheduled Closing Date, an amount equal to the product of (x) Buyer’s Purchase Percentage and (y) the amount necessary to prepay the outstanding principal balance of the Loan in full as of the Closing (as evidenced by a payoff letter issued by Agent or Lender), excluding accrued interest thereon that is not yet due and payable (which shall be prorated pursuant to Section 9.6), and any prepayment premiums, fees payable and other charges due and payable pursuant to the Loan Agreement in connection with such prepayment, and Rockpoint shall reasonably cooperate, at no cost or expense to Rockpoint (other than de minimis costs or expenses), in connection with such prepayment (including timely issuing any consents thereto required of Rockpoint under the Existing Company Operating Agreement), provided such prepayment is made concurrent with, but immediately prior to, the Closing. Notwithstanding anything to the contrary herein, if either Buyer or Other Buyer fails to timely deposit into escrow with the Escrow Agent at Closing the funds it is required to deposit pursuant to this Section 4.3 or Section 4.3 of the Other Purchase Agreement, as applicable, then such failure shall constitute a default by Buyer hereunder and, upon such failure (subject to the notice and cure period provided in Sections 2.5 and 5.2), Rockpoint shall have its remedies under Section 5.2 of this Agreement, as applicable.

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ARTICLE V

REMEDIES AND DEPOSIT INSTRUCTIONS

Section 5.1.      Permitted Termination; Rockpoint Default. Subject to the terms and conditions of Section 5.5 of this Agreement, if either (x) the sale of the Assigned Company Membership Interests is not consummated due to a failure of a condition for Buyer’s benefit in Section 9.2(c) of this Agreement or (y) Rockpoint defaults in any of its material obligations under this Agreement, and such failure continues for thirty (30) days after written notice from Buyer, then Buyer shall be entitled, as its sole and exclusive remedy, either (a) to terminate this Agreement and receive a return of the Deposit (subject to the terms of Section 5.3(g)) and, only if the Material Breach is the result of a Unilateral Rockpoint Action which violates the terms of this Agreement (including a Material Breach by Rockpoint of its representations and warranties hereunder), and is not cured within thirty (30) days of notice to Rockpoint of the same, to obtain reimbursement of the actual, out of pocket costs and expenses incurred by Buyer in connection with its due diligence investigations and the transactions contemplated by this Agreement, subject to an aggregate cap of $202,200 (the “Costs Reimbursement”), upon which return and reimbursement the parties hereunder shall have no further rights or obligations except for Termination Surviving Rights/Obligations, or (b) to enforce specific performance of this Agreement; provided, however, that if specific performance is not available as a remedy to Buyer as a result of Rockpoint having sold or committed to sell the Assigned Company Membership Interests to a Person other than Buyer in violation of this Agreement (a “Non-Buyer Sale”), then Buyer shall be entitled to all of its damages as result of such Non-Buyer Sale (such damages, the “Non-Buyer Sale Damages”), subject to the limitation set forth in Section 10.24. If a Non- Buyer Sale occurs and Buyer fails to file suit against Rockpoint, in a court prescribed by Section 10.5 hereof and seeking payment of the Non-Buyer Sale Damages, within thirty (30) days after Buyer first becomes aware of the Non-Buyer Sale, Buyer shall be deemed to have irrevocably waived its right to file such suit and to recover the Non-Buyer Sale Damages. Buyer shall be deemed to have elected to terminate this Agreement and receive a refund of the Deposit if it fails to file suit for specific performance against Rockpoint in a court prescribed by Section 10.5 hereof, on or before thirty (30) days following the date upon which the Closing was scheduled to have occurred as provided herein.

Buyer expressly waives its rights to seek any damages in the event of Rockpoint’s default hereunder prior to the Closing (other than the Costs Reimbursement, or in connection with a Non-Buyer Sale, in which event Buyer shall be entitled to the Non-Buyer Sale Damages, subject to the limitation set forth in Section 10.24 and the immediately preceding paragraph).

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Section 5.2.      FAILURE TO CONSUMMATE TRANSACTION; LIQUIDATED DAMAGES.

IF THE SALE OF THE ASSIGNED COMPANY MEMBERSHIP INTERESTS IS NOT CONSUMMATED DUE TO BUYER’S DEFAULT UNDER THIS AGREEMENT, WHICH DEFAULT IS NOT CURED WITHIN TEN (10) BUSINESS DAYS FOLLOWING WRITTEN NOTICE FROM ROCKPOINT, THEN ESCROW AGENT SHALL DELIVER THE DEPOSIT TO ROCKPOINT (SUBJECT TO THE TERMS OF SECTION 5.3(g)), AND ROCKPOINT SHALL BE ENTITLED TO RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES FOR SUCH DEFAULT, WHICH DELIVERY TO ROCKPOINT SHALL OPERATE TO TERMINATE THIS AGREEMENT AND RELEASE BUYER AND MAXIMUS FROM ANY AND ALL LIABILITY HEREUNDER, EXCEPT FOR THE TERMINATION SURVIVING RIGHTS/OBLIGATIONS. THE PARTIES HAVE AGREED THAT ROCKPOINT’S ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THE SALE OF THE ASSIGNED COMPANY MEMBERSHIP INTERESTS DUE TO BUYER’S DEFAULT WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT ROCKPOINT WOULD INCUR IN SUCH EVENT. BY PLACING THEIR INITIALS BELOW, EACH OF ROCKPOINT AND BUYER SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. THE FOREGOING IS NOT INTENDED TO LIMIT ANY PARTY’S TERMINATION SURVIVING RIGHTS/OBLIGATIONS. BUYER ACKNOWLEDGES AND AGREES THAT FOR PURPOSES OF THIS SECTION 5.2, A DEFAULT BY OTHER BUYER OF THE OTHER PURCHASE AGREEMENT THAT IS NOT CURED WITHIN TEN (10) BUSINESS DAYS OF WRITTEN NOTICE FROM ROCKPOINT SHALL BE TREATED AS A DEFAULT BY BUYER UNDER THIS AGREEMENT, IN WHICH EVENT, ESCROW AGENT SHALL DELIVER THE DEPOSIT TO ROCKPOINT (SUBJECT TO THE TERMS OF SECTIONS 2.5 AND 5.3(g)), AND ROCKPOINT SHALL BE ENTITLED TO RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES IF THE SALE OF THE ASSIGNED COMPANY MEMBERSHIP INTERESTS IS NOT CONSUMMATED DUE TO SUCH DEFAULT.

Initials: Buyer	Rockpoint

Section 5.3.      Deposit Instructions . The Escrow Agent joins in the execution of this Agreement to evidence its agreement to hold the funds constituting the Deposit in accordance with the terms and conditions of this Agreement. Further, the following provisions shall control with respect to the rights, duties and liabilities of the Escrow Agent.

(a)       The Escrow Agent shall act hereunder as a depository only and shall not be responsible or liable in any manner whatsoever for the (i) sufficiency, correctness, genuineness or validity of any written instrument, notice or evidence of a party’s receipt of any instruction or notice which is received by the Escrow Agent, or (ii) identity or authority of any Person executing such instruction notice or evidence.

(b)       The Escrow Agent shall have no responsibility hereunder except for the performance by it in good faith of the acts to be performed by it hereunder, and the Escrow Agent shall have no liability except for its own willful misconduct, gross negligence or illegal acts or its material breaches of its obligations pursuant to this Agreement.

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(c)          The Escrow Agent shall be reimbursed on an equal basis by Buyer and Rockpoint for any reasonable expenses incurred by the Escrow Agent arising from a dispute with respect to the amount held in escrow, including any reasonable legal expenses and court costs incurred by the Escrow Agent, should the Escrow Agent deem it necessary to retain an attorney with respect to the disposition of the amount held in escrow.

(d)          In the event of a dispute among the parties hereto with respect to the disposition of the amount held in escrow, the Escrow Agent shall be entitled, at its own discretion, to deliver such amount to an appropriate court of law pending resolution of the dispute.

(e)          The Escrow Agent shall invest the amount in escrow in accounts which are federally insured or which invest solely in government securities. Interest earned thereon shall be added to the funds deposited by Buyer pursuant to this Agreement.

(f)           Subject to Section 5.3(g) hereof, Escrow Agent shall deliver the Deposit to Rockpoint or to Buyer, as the case may be, under the following conditions:

(i)          to Rockpoint, at the Closing; or

(ii)         to Rockpoint, following receipt by Escrow Agent of a written demand therefor from Rockpoint stating that Buyer has defaulted in the performance of Buyer’s obligations under this Agreement and specifying the Section of this Agreement which entitles Rockpoint to receipt of the Deposit, provided Buyer has not given an Objection Notice in accordance with the provisions set forth below; or

(iii)        to Buyer, following receipt by Escrow Agent of a written demand therefor from Buyer stating that this Agreement was terminated under circumstances entitling Buyer to the return of the Deposit, and specifying the Section of this Agreement which entitles Buyer to the return of the Deposit, in each case provided Rockpoint has not given an Objection Notice in accordance with the provisions set forth below; or

(iv)        to Buyer or Rockpoint as directed by (x) joint written instructions of Buyer and Rockpoint or (y) the non-appealable order of a court of competent jurisdiction.

(g)          Upon the receipt by Escrow Agent of notice of any written demand (a “Demand Notice”) by any party (the “Demanding Party”) claiming that such party is entitled to the Deposit, Escrow Agent shall promptly (but no later than three (3) Business Days after Escrow Agent’s receipt of such Demand Notice) deliver a copy of the Demand Notice to the other party (if the Demanding Party is Buyer, the “other party” shall be Rockpoint). The other party (the “Objecting Party”) shall have the right to object to the delivery of the Deposit by giving notice of such objection to Escrow Agent (such notice, an “Objection Notice”) at any time on or before the fifth (5th) Business Day after the Objecting Party’s receipt of a copy of the Demand Notice from Escrow Agent, but not thereafter. If the Objecting Party does not deliver such Objection Notice within such period of five (5) Business Days, then the Objecting Party shall be deemed to have waived its right to object to Escrow Agent’s compliance with such demand for delivery of the Deposit. Upon receipt of an Objection Notice, Escrow Agent shall promptly give a copy of the Objection Notice to the party that filed the Demand Notice. The foregoing period of five (5) Business Days does not constitute a cure period in which Buyer or Rockpoint, as the case may be, shall be required to accept tender of cure of any default under this Agreement. If Escrow Agent receives the Objection Notice provided for in this Section 5.3(g) within the time therein prescribed, then Escrow Agent shall continue to hold the Deposit until (A) Escrow Agent receives joint notice from the Demanding Party and the Objecting Party directing the disbursement of the Deposit, in which case Escrow Agent shall then disburse the Deposit in accordance with said direction, (B) litigation is commenced between the Demanding Party and the Objecting Party, in which case Escrow Agent may deposit the Deposit with the clerk of the court in which said litigation is pending, or (C) Escrow Agent takes such affirmative steps as Escrow Agent may elect, at Escrow Agent’s option, in order to terminate Escrow Agent’s duties hereunder (but in no event disbursing the Deposit), including depositing the Deposit in court and commencing an action for interpleader, the costs thereof to be borne by whichever of the Demanding Party and the Objecting Party is the losing party in the litigation described in clause (B) above.

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Section 5.4.          Designation of Reporting Person. In order to assure compliance with the requirements of Section 6045 of the Internal Revenue Code of 1986, as amended (the “Code”), and any related reporting requirements of the Code, the parties hereto agree as follows:

(a)          Rockpoint and Buyer hereby agree:

(i)          the Escrow Agent is hereby designated the “real estate reporting person” for purposes of Section 6045 of Title 26 of the United States Code and Treasury Regulation 1.6045-4 (the “Reporting Person”) and any instructions or settlement statement prepared by Escrow Agent shall so provide;

(ii)         to provide to the Escrow Agent all information and certifications regarding Rockpoint and Buyer, as reasonably requested by the Reporting Person or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and

(iii)        to provide to the Escrow Agent the taxpayer identification numbers of Buyer and Rockpoint and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Reporting Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by each such party to the Escrow Agent is correct.

(b)          Each party hereto agrees to retain a copy of this Agreement for not less than four (4) years from the end of the calendar year in which the Closing occurred, and to produce it to the Internal Revenue Service upon a valid request therefor.

Section 5.5.          Claim of Default.

(a)          Any claim by Buyer, whether made prior to or after the Closing, of a breach of one or more of Rockpoint’s representations and warranties in this Agreement or any document relating hereto (individually, a “Breach” and, collectively, as applicable, “Breaches”) shall be made by Buyer by delivering to Rockpoint written notice (a “Claim Notice”) promptly after Buyer has learned of such Breach or Breaches and, in all events, prior to expiration of the Survival Period, which Claim Notice shall set forth (a) a description in reasonable detail of the claimed Breach or Breaches, (b) the Section and subsection of this Agreement or other document under which the claimed Breach or Breaches is (are) asserted, and (c) Buyer’s good-faith calculation of the actual damages incurred by Buyer resulting from such Breach or Breaches, including, as applicable, any diminution in the total value of the Assigned Company Membership Interests resulting from such Breach or Breaches (the “Claimed Damage”). TIME SHALL BE OF THE ESSENCE in respect of Buyer’s obligation to deliver to Rockpoint a Claim Notice as and when and in the manner herein provided. Buyer’s and Rockpoint’s rights and remedies in respect of any alleged Breach or Breaches shall, without limiting the foregoing, be as provided in this Section 5.5. Notwithstanding anything to the contrary herein, if any representation and/or warranty of Rockpoint becomes untrue, incorrect or incomplete solely as a result of changes permitted under this Agreement (e.g., new leasing), same shall not constitute a Breach and Rockpoint shall have no liability to Buyer as a result thereof.

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(b)          If, prior to the Closing, there occurs or exists one or more Breaches asserted by Buyer by delivering a Claim Notice to Rockpoint, and such Breaches do not, in the aggregate, constitute a Material Breach (as defined below), then Buyer shall not have a right to terminate this Agreement in respect of such Breaches, provided that, if such Material Breach or Material Breaches actually exist(s), Buyer receives a credit against the Buyer Purchase Price at the Closing in the amount of such Claimed Damage. If, however, prior to Closing, Buyer shall assert a Breach or Breaches by delivering a Claim Notice to Rockpoint, the aggregate Claimed Damage for which is in excess of $250,000 (a “Material Breach”), and such Material Breach or Material Breaches actually exist(s), then Buyer may elect, as its sole and exclusive remedy for such Material Breaches (unless such Material Breach is caused by a Unilateral Rockpoint Action which violates the terms of this Agreement, in which case Buyer shall be entitled to receive the return of the Deposit plus the Costs Reimbursement pursuant to, and subject to the limitations set forth in, Section 5.1), either (i) to terminate this Agreement and receive a full refund of the Deposit (subject to the terms of Section 5.3(g)) by delivering a written notice to Rockpoint (a “Termination Notice”) on or prior to the Scheduled Closing Date or (ii) to proceed to close the acquisition of the Assigned Company Membership Interests without adjustment of the Purchase Price and/or the Buyer Purchase Price on account of such Material Breach and waive by written notice to Rockpoint (a “Waiver Notice”) any claims against Rockpoint for the Claimed Damage with respect to such Material Breach (it being understood and agreed that the Closing hereunder under such circumstances shall in and of itself be deemed to constitute such waiver by Buyer, whether or not such Waiver Notice is actually delivered); provided, however, that, if and only if such Material Breach is monetary in nature and is curable by the payment of a liquidated sum, then Rockpoint shall have the right to require Buyer to proceed with the Closing pursuant to the forgoing clause (ii), subject to the other terms and conditions of this Agreement, by crediting the Buyer Purchase Price in an amount (the “Cure Amount”) equal to the amount necessary to be paid in order to cure such Material Breach. In the event that Buyer fails to timely make an election under either clause (i) or (ii) of the immediately preceding sentence, Buyer shall be deemed to have made the election and waiver described under such clause (ii). For the avoidance of doubt, nothing contained in this Section 5.5 is intended to limit or reduce the remedies available to Buyer under Section 5.1. Notwithstanding anything to the contrary herein, any breach of the representation and warranty in Section 6.1(a)(iv) shall be deemed a “Material Breach” hereunder, regardless of the value of Claimed Damage for such Breach.

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(c)          Notwithstanding anything to the contrary herein contained, from and after the Closing Date, with respect to any asserted Breach of Rockpoint’s representations and warranties set forth herein and/or in any document required to be executed by Rockpoint in connection with the Closing and/or any asserted breach of any of Rockpoint’s Closing Surviving Rights/Obligations, (i) Rockpoint shall have no liability to Buyer if Buyer has not delivered a Claim Notice with respect thereto as required pursuant hereto, and in any event prior to the expiration of (A) the Survival Period (solely with respect to Breaches) and (B) the applicable survival period provided herein (with respect to breaches of Rockpoint’s Closing Surviving Rights/Obligations), (ii) Buyer shall in no event whatsoever be entitled to recover consequential or punitive damages against Rockpoint with respect thereto and (iii) the aggregate liability of Rockpoint arising by reason of or in connection therewith, including any liability under Section 6.3 or any other Section of this Agreement (excluding Rockpoint’s obligations under Section 9.6 or Section 9.8, which shall not be subject to any limitation) shall not in any event exceed the Post-Closing Breach Liability Cap. As used herein, the “Post-Closing Breach Liability Cap” shall mean: (x) with respect to Rockpoint’s Breaches of Fundamental Representations, the Buyer Purchase Price (the “Fundamental Representations Cap”); and (y) with respect to all other Breaches, $3,033,000. As used herein, a “Fundamental Representation” shall mean each of the representations in Section 6.1 hereof (excluding, the representation in Section 6.1(d)(ii)).

(d)          The terms and provisions of this Section 5.5 shall survive the Closing and/or termination of this Agreement.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF ROCKPOINT

Section 6.1.          Entity Representations and Warranties of Rockpoint. Subject to the provisions of Section 5.5, 6.3 and 7.5 and except for those matters described in Exhibit C (the “Disclosure Items”) for which Rockpoint makes no representations or warranties of any kind and for which Rockpoint shall have no liability or obligation to Buyer of any kind whatsoever, Rockpoint makes the following representations and warranties to Buyer as of the date of this Agreement:

(a)          Status; Organizational Matters.

(i)          Rockpoint is a Delaware limited liability company duly organized or formed, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to own the Assigned Company Membership Interests and to do all things required of it under this Agreement.

(ii)         To Rockpoint’s knowledge, the Company is a Delaware limited liability company duly organized or formed, validly existing and in good standing under the laws of the State of Delaware.

(iii)        To Rockpoint’s knowledge, Property Owner is a limited liability company duly organized or formed, validly existing and in good standing under the laws of the State of Delaware and duly authorized to conduct its business for the purposes set forth in its Operating Agreement, and Property Owner is qualified to transact business in the State of California.

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(iv)        Rockpoint is the sole legal, record and beneficial owner of the Assigned Company Membership Interests, free and clear of all Equity Encumbrances (other than the Company’s Security Interest). Except as set forth in this Agreement and/or the Property Management Agreement, and except for the Company’s Security Interest, Rockpoint has not entered into or granted (or caused the Company or any Subsidiary to enter into or grant) any Equity Encumbrance (excluding leases and other occupancy agreements, and replacements of personal property in the Ordinary Course of Business). The Assigned Company Membership Interests will be transferred at Closing to Buyer free and clear of any Equity Encumbrances. To Rockpoint’s knowledge, immediately following the Closing, all of the membership interests in each Subsidiary will be held by the Company and owned by the Company free and clear of all Equity Encumbrances created by Rockpoint, and will not be subject to, nor issued in violation of any preemptive rights or rights of first refusal created by Rockpoint.

(v)         To Rockpoint’s knowledge, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments which are and would be binding upon the Company or any Subsidiary after Closing providing for the issuance, disposition, or acquisition of the ownership interests of the Company or any Subsidiary. To Rockpoint’s knowledge, except for rights granted to Maximus and/or any Affiliate thereof, there are no outstanding or authorized equity appreciation, phantom equity, or other rights created by Rockpoint and issued to a third party to acquire equity in the Company or any of the Subsidiaries, in a manner which would dilute the Assigned Company Membership Interests.

(vi)        To Rockpoint’s knowledge, the Company is the sole legal and beneficial owner of one hundred percent (100%) of all Membership Interests in Property Owner, free and clear of all Equity Encumbrances. To Rockpoint’s knowledge, Property Owner is the only Subsidiary of the Company.

(vii)       To Rockpoint’s knowledge, a true, correct, and complete list of all of the Company’s and each Subsidiary’s Organizational Documents is set forth on Schedule 7 attached hereto. To Rockpoint’s knowledge, all such Organizational Documents remain in full force and effect and have not been further amended or modified except as set forth on Schedule 7. To Rockpoint’s knowledge, Rockpoint is not in material default under or in material violation of any provision of any of the Organizational Documents set forth on Schedule 7. To Rockpoint’s knowledge, neither the Company nor any Subsidiary is in material default under or in material violation of any provision of its Organizational Documents.

(viii)      To Rockpoint’s knowledge, except for the Existing Company Operating Agreement which has not been provided to Buyer, Rockpoint has delivered to Buyer true, accurate and complete copies of the Organizational Documents for the Company (including all amendments or modifications thereto).

(ix)        The organizational chart attached hereto as Schedule 1, accurately depicts Rockpoint and, to Rockpoint’s knowledge, the Company and all Subsidiaries.

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(b)           Authority. The execution and delivery of this Agreement and the performance of Rockpoint’s obligations hereunder have been or will be duly authorized by all necessary action on the part of Rockpoint, and this Agreement constitutes the legal, valid and binding obligation of Rockpoint, subject to equitable principles and principles governing creditors’ rights generally. The persons executing this Agreement on behalf of Rockpoint have the authority to do so.

(c)          Non-Contravention. The execution, delivery and performance of this Agreement by Rockpoint and the consummation by Rockpoint of the transactions contemplated hereby do not and shall not, violate any judgment, order, injunction, decree, statute, rule, regulation or ruling of any court or Governmental Entity by which Rockpoint, or to Rockpoint’s knowledge, the Company or any Subsidiary, is bound.

(d)          Suits and Proceedings.

(i)          There are no legal actions, suits or similar proceedings pending and served or, to Rockpoint’s knowledge, threatened in writing against Rockpoint, except those which (A) are adequately covered by the Existing Liability Insurance Policies or (B) are set forth on Schedule 5 attached hereto.

(ii)         To Rockpoint’s knowledge, there are no legal actions, suits or similar proceedings pending and served or threatened in writing against the Company or any Subsidiary, except those which (A) are adequately covered by the Existing Liability Insurance Policies, (B) would not have a material adverse effect on the Company, any Subsidiary or the consummation of the transactions contemplated hereunder, or (C) are set forth on Schedule 5 attached hereto (the matters set forth on Schedule 5, the “Disclosed Claims”).

(e)          Non-Foreign Entity. Rockpoint is not a “foreign person” or “foreign corporation” as those terms are defined in the Code and the regulations promulgated thereunder.

(f)          Consents. No consent, waiver, approval or authorization is required from any Person (that has not already been obtained) in connection with the execution and delivery of this Agreement by Rockpoint or the performance by Rockpoint of the transaction contemplated hereby. Notwithstanding anything to the contrary herein (including this Section 6.1(f), Rockpoint makes no representation and/or warranty with respect to whether the consent of Agent and/or any Lender is required in connection with the execution and delivery of this Agreement by Rockpoint or the performance by Rockpoint of the transaction contemplated hereby, or as to whether the Loan may be prepaid. Furthermore, and notwithstanding anything to the contrary herein, Rockpoint shall have no obligation to obtain or endeavor to obtain the consent of Agent and/or any Lender in connection with the foregoing nor shall obtaining (or endeavoring to obtain) the consent of any such Person be a condition precedent to Buyer’s obligation to consummate the transaction contemplated hereby.

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(g)          Bankruptcy.

(i)          Rockpoint has not (A) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (B) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceedings, to hold, administer and/or liquidate all or substantially all of its property, or (C) made an assignment for the benefit of creditors.

(ii)         To Rockpoint’s knowledge, no Subsidiary has (A) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (B) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceedings, to hold, administer and/or liquidate all or substantially all of its property, or (C) made an assignment for the benefit of creditors (other than a collateral assignment or the equivalent for purposes of securing debt).

(h)          Patriot Act. Rockpoint is in compliance with all applicable anti-money laundering and anti-terrorist laws, regulations, rules, executive orders and government guidance, including the reporting, record keeping and compliance requirements of the Bank Secrecy Act (“BSA”), as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, Title III of the USA PATRIOT Act (the “Patriot Act”), and other authorizing statutes, executive orders and regulations administered by OFAC, and related Securities and Exchange Commission, SRO or other agency rules and regulations, and has policies, procedures, internal controls and systems that are reasonably designed to ensure such compliance.

(i)          OFAC. None of: (i) Rockpoint; nor (ii) any Person who owns a controlling interest in or otherwise controls Rockpoint; nor (iii) any Person otherwise having a direct or, to Rockpoint’s knowledge, indirect beneficial interest (other than with respect to an interest in a publicly traded entity) in Rockpoint; nor (iv) any Person (other than Persons that hold an interest in a publicly traded entity) for whom Rockpoint is acting as agent or nominee in connection with this investment, is a country, territory, Person, organization, or entity named on an OFAC List, nor is a prohibited country, territory, Person, organization, or entity under any economic sanctions program administered or maintained by OFAC.

(j)          Senior Foreign Political Figure. Rockpoint is not a Senior Foreign Political Figure, or an Immediate Family Member or a Close Associate of a Senior Foreign Political Figure, that it is not controlled by a Senior Foreign Political Figure, or an Immediate Family Member or a Close Associate of a Senior Foreign Political Figure, and none of the direct or indirect owners of Rockpoint (other than any owner(s) of any interest(s) in a publicly-traded entity) is a Senior Foreign Political Figure, or an Immediate Family Member or a Close Associate of a Senior Foreign Political Figure.

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(k)          No Subsidiaries or Investments. To Rockpoint’s knowledge, neither the Company nor any Subsidiary had or held prior to the date hereof, or now has any subsidiary or any equity or debt security (except for the Loan) or other economic interest in any other Person, joint venture or other business enterprise (except for, with respect to the Company, its direct or indirect interests in any Subsidiary) or made any loans of money to its present or former officers, employees or members. The only assets that Rockpoint owns, or has ever owned in the past, are the Assigned Company Membership Interests and the Remaining Rockpoint Company Membership Interests. To Rockpoint’s knowledge, the only assets that the Company owns, or has ever owned in the past, are its Membership Interests in Property Owner and the Company’s only liabilities are pursuant to the Existing Company Operating Agreement, the Operating Agreement of the Property Owner, and the Loan Documents (whether such liability is direct and/or indirect thereunder) and liabilities that are incidental to the Company’s direct or indirect interest in each Subsidiary and the Property, or incurred in the Ordinary Course of Business in connection therewith.

(l)          Taxes.

(i)          To Rockpoint’s knowledge:

(A)         the Company has at all times been treated as a partnership or disregarded entity for federal and applicable state income tax purposes and has filed its federal and state income Tax Returns consistent with such treatment;

(B)         at all times Property Owner has been a disregarded entity for federal and applicable state income tax purposes;

(C)         the Company has filed or caused to be filed on a timely basis (taking into account all applicable extension periods) all material Tax Returns that are or were required to be filed by it pursuant to applicable laws, and all such Tax Returns were correct and complete in all material respects;

(D)         the Company and each Subsidiary has paid all Taxes which are due and payable, whether or not shown on such Tax Returns, other than such Taxes as are not delinquent;

(E)         none of the federal income Tax Returns of the Company or the Subsidiaries has been audited by the IRS or any state taxing authority and no such audits are proposed or pending;

(F)         there is not now in force any waiver or agreement for the extension of time for the assessment of any Tax of the Company or any Subsidiary;

(G)         neither the Company nor any Subsidiary is currently contesting any Taxes;

(H)         other than any such agreements with Maximus and/or any Affiliate thereof, this Agreement and/or the Other Purchase Agreement, there are no Tax-sharing, Tax allocation, Tax indemnification or similar Tax-related contracts or Tax obligations in effect as between the Company or the Subsidiaries or any predecessor or Affiliate thereof and any other Person (including Rockpoint and any predecessors or Affiliates thereof) under which Buyer, the Company or any Subsidiary could be liable for any Taxes or other claims of any Person, other than any such obligations imposed by applicable law or under agreements entered into having a principal purpose other than the indemnification or sharing of Taxes;

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(I)         there are no Liens for Taxes on any assets of the Company or any Subsidiary, other than Liens for taxes not yet delinquent (subject to extensions as permitted by applicable laws); and

(J)         true, correct and complete copies of all federal and state income Tax Returns of the Company for taxable years 2013, 2014 and 2015 have been delivered or made available to Buyer.

(ii)         Other than any such agreements with Maximus, this Agreement and/or the Other Purchase Agreement, there are no Tax-sharing, Tax allocation, Tax indemnification or similar Tax-related contracts or Tax obligations in effect as between the Company or the Subsidiaries or any predecessor or Affiliate thereof, on one hand, and Rockpoint and its Affiliates (excluding the Company and each Subsidiary), on the other hand, that will survive the Closing.

(m)         Transfers of Interests. During the period from the date Property Owner acquired the Property through the Closing Date, there have been (i) to Rockpoint’s knowledge, no transfers by limited partners owning more than 50% of the limited partnership interests in Rockpoint Fund to a single Person, (ii) no transfers of more than 50% of direct or indirect membership interest in Rockpoint (provided that no representation is being made with respect to any transfers by limited partners in Rockpoint Fund (except as expressly set forth in the foregoing clause (i) of this Section 6.1(m), or of interest in such limited partners), and (iii) no transfers by Rockpoint of more than 50% of its direct membership interests in the Company.

(n)          Brokerage. Rockpoint has not employed or used any broker with respect to this transaction, other than Rockpoint’s Broker and Buyer’s Broker. Other than the commission required to be paid by Rockpoint to Rockpoint’s Broker (the “Rockpoint’s Broker’s Commission”), there are no claims for brokerage commissions, finders’ fees, or similar compensation in connection with this Agreement based on any arrangement or agreement entered into by Rockpoint and binding upon Buyer, the Company or any Subsidiary.

(o)          Intentionally Omitted.

(p)          Insurance. Schedule 6 sets forth a description of the general liability policies currently maintained by the Company or any Subsidiary (including Property Owner) (the “Existing Liability Insurance Policies”). The Property Owner has continuously maintained at least $50,000,000 in general liability coverage (including coverage through umbrella) since the acquisition of the Property. The Existing Liability Insurance Policies are in full force and effect and none of Rockpoint, the Company or any Subsidiary has received any written notice of cancellation or termination with respect to any such insurance or the property insurance, other than insurance that has been renewed. Rockpoint has previously made available to Buyer true, complete and correct copies of all Existing Liability Insurance Policies and an insurance certificate evidencing the property insurance currently maintained at the Property (such insurance, the “Existing Property Insurance Policy”).

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Section 6.2.         Intentionally Omitted.

Section 6.3.         Survival; Limited Liability. The representations and warranties of Rockpoint set forth in Section 6.1 shall survive the Closing until the expiration of the Survival Period. As used herein the “Survival Period” shall mean: (a) with respect to the Fundamental Representations, the applicable statute of limitations (the “Fundamental Representations Survival Period”); and (b) with respect to all representations and warranties set forth in Section 6.1 that are not Fundamental Representations, nine (9) months. Subject to the terms and conditions of Section 5.5 of this Agreement, Buyer shall not have any right to bring any action against Rockpoint as a result of any Breaches, unless and until the aggregate amount of all Claimed Damage arising out of any Breaches constitutes a Material Breach. In addition, in no event shall Rockpoint’s aggregate liability for all such Breaches, including any liability under this Section 6.3, Section 5.5 or any other Section of this Agreement, exceed, in the aggregate, the Post-Closing Breach Liability Cap; provided, however, that liability under Section 9.6 shall not be subject to the Post-Closing Breach Liability Cap; and further provided that the Fundamental Representations shall be subject to the Fundamental Representations Cap. Rockpoint shall have no liability to Buyer with respect to any of Rockpoint’s representations, warranties and covenants herein if, prior to the Closing, Buyer had knowledge (as defined in Section 6.6) of such breach of a representation, warranty or covenant of Rockpoint herein and Buyer nevertheless consummate the transactions contemplated by this Agreement; provided, however, that the foregoing shall not limit Buyer’s right to terminate this Agreement prior to Closing for a Material Breach by Rockpoint, in accordance with the terms of Section 5.5 hereof. The Closing Surviving Rights/Obligations shall survive the Closing until the expiration of the applicable statute of limitations unless a specified period is otherwise provided in this Agreement. All other representations, warranties, covenants and agreements made or undertaken by Rockpoint under this Agreement, other than the Closing Surviving Rights/Obligations, shall not survive the Closing Date but shall merge into the Closing documents delivered at the Closing. Nothing in this Agreement shall be construed to impose liability on Rockpoint for any Taxes (or related interest, penalties or additions to Tax) of the Company or any Subsidiary for any period or portion thereof following the Closing Date, for any income taxes of Buyer or Other Buyer or direct or indirect owners of Buyer or Other Buyer, or for any Taxes arising from actions out of the Ordinary Course of Business taken by or at the request of Buyer or any of its Affiliates on or after the Closing Date.

Section 6.4.         Rockpoint’s Knowledge. For purposes of this Agreement and any document delivered at Closing, whenever the phrase “to Rockpoint’s knowledge,” or the “knowledge” of Rockpoint or words of similar import are used, they shall be deemed to refer to facts within the actual knowledge only of Aric Shalev, Ron Hoyl or TK Inbody and no others, as of the date hereof, without duty of inquiry whatsoever.

Section 6.5.         Liability of Representations and Warranties. Buyer acknowledges that the individuals named in Section 6.3 are named solely for the purpose of defining and narrowing the scope of Rockpoint’s knowledge and not for the purpose of imposing any liability on or creating any duties running from any such individuals to Buyer. Buyer covenants that it will bring no action of any kind under or in connection with this Agreement against such individuals or any shareholder, partner or member of Rockpoint.

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Section 6.6.         Buyer’s Knowledge. For purposes of this Agreement and any document delivered at Closing, whenever the phrase “to Buyer’s knowledge,” or the “knowledge” of Buyer or words of similar import are used, they shall be deemed to refer to facts within the actual knowledge only of Mitchell Hochberg, Sanford Blumenthal and/or Ariel Feldhamer and no others, as of the date hereof, without duty of inquiry whatsoever.

Section 6.7.         Liability of Representations and Warranties. Rockpoint acknowledges that the individuals named in Section 6.6 are named solely for the purpose of defining and narrowing the scope of Buyer’s knowledge and not for the purpose of imposing any liability on or creating any duties running from any such individual to Rockpoint. Rockpoint covenants that it will bring no action of any kind under or in connection with this Agreement against any such individual or any shareholder, partner or member of Buyer.

Section 6.8.         Maximus’s Knowledge. For purposes of this Agreement and any document delivered at Closing, whenever the phrase “to Maximus’s knowledge,” or the “knowledge “ of Maximus or words of similar import are used, they shall be deemed to refer to facts within the actual knowledge only of Robert Rosania, Seth Mallen and/or Matthew Myzak and no others, as of the date hereof, without duty of inquiry whatsoever.

Section 6.9.         Liability of Representations and Warranties. Rockpoint acknowledges that the individuals named in Section 6.8 are named solely for the purpose of defining and narrowing the scope of Maximus’s knowledge and not for the purpose of imposing any liability on or creating any duties running from any such individuals to Rockpoint. Rockpoint covenants that it will bring no action of any kind under or in connection with this Agreement against such individual or any shareholder, partner or member of Maximus.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF BUYER AND MAXIMUS

Section 7.1.         Buyer’s Representations and Warranties. Buyer represents and warrants to Rockpoint the following:

(a)          Status. Buyer is a limited liability company, duly organized or formed, validly existing under the laws of the State of Delaware, and is qualified to transact business in any other state or commonwealth in which it is required to be so qualified.

(b)          Authority. The execution and delivery of this Agreement and the other documents to be delivered in connection herewith and the performance of Buyer’s obligations hereunder and thereunder have been or will be duly authorized by all necessary action on the part of Buyer and this Agreement and the other documents to be delivered in connection herewith constitute the legal, valid and binding obligations of Buyer, subject to equitable principles and principles governing creditors’ rights generally.

(c)          Non-Contravention. The execution and delivery of this Agreement and the other documents to be delivered in connection herewith by Buyer and the consummation by Buyer of the transactions contemplated hereby shall not (i) violate any judgment, order, injunction, decree, regulation or ruling of any court or Governmental Entity by which Buyer is or will be bound or (ii) conflict with, result in a breach of, or constitute a default under the organizational documents of Buyer, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any other material agreement or instrument to which Buyer is a party or by which Buyer is bound.

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(d)          Consents. No consent, waiver, approval or authorization is required from any Person (that has not already been obtained) in connection with the execution and delivery of this Agreement and the other documents to be delivered in connection herewith by Buyer or the performance by Buyer of the transaction contemplated hereby.

(e)          Bankruptcy. Buyer has not (i) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its property, or (iii) made an assignment for the benefit of creditors.

(f)           Patriot Act. Buyer is in compliance with all applicable anti-money laundering and anti-terrorist laws, regulations, rules, executive orders and government guidance, including the reporting, record keeping and compliance requirements of the BSA, as amended by the Patriot Act, and other authorizing statutes, executive orders and regulations administered by OFAC, and related Securities and Exchange Commission, SRO or other agency rules and regulations, and has policies, procedures, internal controls and systems that are reasonably designed to ensure such compliance.

(g)          OFAC. None of: (i) Buyer nor any Affiliate of Buyer; nor (ii) any Person who owns a controlling interest in or otherwise controls Buyer; nor (iii) if Buyer is a privately held entity, any Person otherwise having a direct or indirect beneficial interest (other than with respect to an interest in a publicly traded entity) in Buyer; nor (iv) any Person (other than Persons that hold an interest in a publicly traded entity) for whom Buyer is acting as agent or nominee in connection with this investment, is a country, territory, Person, organization, or entity named on an OFAC List, nor is a prohibited country, territory, Person, organization, or entity under any economic sanctions program administered or maintained by OFAC.

(h)          Senior Foreign Political Figure. Buyer is not (i) a Senior Foreign Political Figure, (ii) an Immediate Family Member or a Close Associate of a Senior Foreign Political Figure, or (iii) controlled by a Senior Foreign Political Figure, or an Immediate Family Member or a Close Associate of a Senior Foreign Political Figure. None of the direct or indirect owners of Buyer (other than any owner(s) of any interest(s) in a publicly-traded entity) is (x) a Senior Foreign Political Figure or (y) an Immediate Family Member or a Close Associate of a Senior Foreign Political Figure.

(i)          Buyer’s Organizational Structure. The organizational chart attached hereto as Schedule 3 is, as of the date hereof, a true, correct and complete organizational chart showing all direct and indirect ownership interests in Buyer as of the date this representation is made (including, the date on which this representation is deemed remade).

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(j)            Transfer Restrictions Imposed by Securities Laws. Buyer understands that the Assigned Company Membership Interests have not been registered under the Securities Act or any other applicable securities laws, and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and other applicable securities laws or unless an exemption from such registration is available. Buyer agrees not to resell or otherwise dispose of all or any part of the Assigned Company Membership Interests, except as permitted by law, including any regulations under the Securities Act and other applicable securities laws and the Operating Agreement of the Company. Buyer acknowledges that Rockpoint has notified Buyer that the Company does not have any present intention and is under no obligation to register the Assigned Company Membership Interests under the Securities Act and/or other applicable securities laws.

(k)           Brokerage. Buyer represents and warrants that (i) Buyer has not employed or used any broker or finder to arrange or bring about this transaction other than Buyer’s Broker and Rockpoint’s Broker, and (ii) other than the commission required to be paid by Buyer, Other Buyer and Maximus to Buyer’s Broker pursuant to a separate written agreement between Buyer, Other Buyer, Maximus and Buyer’s Broker (“Buyer’s Broker’s Commission”), there are no claims for brokerage commissions, finders’ fees, or similar compensation in connection with this Agreement based on any arrangement or agreement entered into by Buyer and binding upon Buyer, Maximus, Rockpoint, the Company or any Subsidiary.

Section 7.2.          Maximus’s Representations and Warranties. Maximus represents and warrants to Rockpoint the following:

(a)           Status. Maximus is a limited liability company, duly organized or formed, validly existing under the laws of the State of Delaware, and is qualified to transact business in any other state or commonwealth in which it is required to be so qualified.

(b)           Authority. The execution and delivery of this Agreement and the other documents to be delivered in connection herewith and the performance of Maximus’s obligations hereunder and thereunder have been or will be duly authorized by all necessary action on the part of Maximus and this Agreement and the other documents to be delivered in connection herewith constitute the legal, valid and binding obligations of Maximus, subject to equitable principles and principles governing creditors’ rights generally.

(c)           Non-Contravention. The execution and delivery of this Agreement and the other documents to be delivered in connection herewith by Maximus and the consummation by Maximus of the transactions contemplated hereby shall not (i) violate any judgment, order, injunction, decree, regulation or ruling of any court or Governmental Entity by which Maximus is or will be bound or (ii) conflict with, result in a breach of, or constitute a default under the organizational documents of Maximus, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any other material agreement or instrument to which Maximus is a party or by which Maximus is bound.

(d)           Consents. No consent, waiver, approval or authorization is required from any Person (that has not already been obtained) in connection with the execution and delivery of this Agreement and the other documents to be delivered in connection herewith by Maximus or the performance by Maximus of the transaction contemplated hereby.

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(e)           Bankruptcy. Maximus has not (i) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its property, or (iii) made an assignment for the benefit of creditors.

(f)            Intentionally Omitted.

(g)           Intentionally Omitted.

(h)           Intentionally Omitted.

(i)            Intentionally Omitted.

(j)            Intentionally Omitted.

(k)           Brokerage. Maximus represents and warrants that (i) Maximus has not employed or used any broker or finder to arrange or bring about this transaction other than Buyer’s Broker and Rockpoint’s Broker, and (ii) other than the Buyer’s Broker’s Commission, there are no claims for brokerage commissions, finders’ fees, or similar compensation in connection with this Agreement based on any arrangement or agreement entered into by Maximus and binding upon Maximus, Buyer, Other Buyer, Rockpoint, the Company or any Subsidiary.

Section 7.3.         Buyer’s Independent Investigation. Buyer has been given a full opportunity to inspect and investigate each and every aspect of the Company, the Subsidiaries (including Property Owner) and the Property, either independently or through agents of Buyer’s choosing, including:

(a)           All matters relating to title, together with all governmental and other legal requirements such as taxes, assessments, zoning, use permit requirements, and building codes;

(b)           The physical condition and aspects of the Property, including the interior, the exterior, the square footage within the Improvements on the Real Property and within each Tenant space therein, the structure, the paving, the utilities, and all other physical and functional aspects of the Property, including an examination for the presence or absence of Hazardous Materials, which shall be performed or arranged by Buyer at its sole expense;

(c)           Any easements and/or access rights affecting the Property;

(d)           Any Leases and all matters in connection therewith, including the ability of the Tenants to pay Rent;

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(e)           The Contracts, the Licenses and Permits, and any other material documents or agreements affecting the Company, the Subsidiaries (including Property Owner) and the Property; and

(f)            All other matters of material significance affecting the Company, the Subsidiaries (including Property Owner) and the Property or delivered to Buyer by Rockpoint in accordance with Article 3 of this Agreement, or which Buyer otherwise reasonably considers to be relevant to the acquisition of the Assigned Company Membership Interests.

(g)           THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT HAS BEEN NEGOTIATED BY AND BETWEEN ROCKPOINT AND BUYER, THIS AGREEMENT REFLECTS THE MUTUAL AGREEMENT OF ROCKPOINT AND BUYER, AND BUYER HAS CONDUCTED BUYER’S OWN INDEPENDENT EXAMINATION OF THE COMPANY, THE SUBSIDIARIES (INCLUDING PROPERTY OWNER) AND THE PROPERTY. OTHER THAN THE MATTERS REPRESENTED IN SECTION 6.1 HEREOF (THE “EXPRESS WARRANTIES”), BUYER HAS NOT RELIED UPON AND SHALL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF ROCKPOINT OR ANY OF ROCKPOINT’S AGENTS OR REPRESENTATIVES, AND BUYER HEREBY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS HAVE BEEN MADE OTHER THAN THE EXPRESS WARRANTIES. ROCKPOINT SPECIFICALLY DISCLAIMS, AND NEITHER IT NOR ANY OTHER PERSON IS MAKING, ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO BUYER OTHER THAN THE EXPRESS WARRANTIES AND, OTHER THAN THE EXPRESS WARRANTIES, NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY ROCKPOINT OR RELIED UPON BY BUYER WITH RESPECT TO THE COMPANY, THE SUBSIDIARIES (INCLUDING PROPERTY OWNER) AND/OR THE PROPERTY, INCLUDING THE STATUS OF TITLE TO OR THE MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY OF THE PROPERTY, OR ANY PORTION THEREOF, FURTHER INCLUDING BUT NOT LIMITED TO (a) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (b) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (c) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (d) ANY RIGHTS OF BUYER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (e) ANY CLAIM BY BUYER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN, LATENT OR PATENT, NOW OR HEREAFTER EXISTING, WITH RESPECT TO THE IMPROVEMENTS OR THE PERSONAL PROPERTY, (f) THE FINANCIAL CONDITION OR PROSPECTS OF THE COMPANY, THE SUBSIDIARIES (INCLUDING PROPERTY OWNER) AND THE PROPERTY AND/OR (g) THE COMPLIANCE OR LACK THEREOF OF THE COMPANY, THE SUBSIDIARIES (INCLUDING PROPERTY OWNER) AND THE PROPERTY OR ANY PORTION THEREOF WITH GOVERNMENTAL REGULATIONS, IT BEING THE EXPRESS INTENTION OF ROCKPOINT AND BUYER THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE ASSIGNED COMPANY MEMBERSHIP INTERESTS (AND THE RELATED INDIRECT INTERESTS IN THE SUBSIDIARIES (INCLUDING PROPERTY OWNER) AND THE PROPERTY) WILL BE CONVEYED AND TRANSFERRED TO BUYER IN ITS/THEIR PRESENT CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS”, WITH ALL FAULTS.

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(h)           Buyer represents that it is a knowledgeable, experienced and sophisticated purchaser of real estate (and equity related thereto), and that Buyer is relying solely on its own expertise and that of Buyer’s consultants in purchasing the Assigned Company Membership Interests, except to the extent set forth in the Express Warranties. Buyer acknowledges and agrees that Buyer has been given the opportunity to conduct such inspections, investigations and other independent examinations of the Company, the Subsidiaries (including Property Owner) and the Property and related matters, including but not limited to the physical and environmental conditions thereof and shall rely upon the same and not upon any statements of Rockpoint or of any member, manager, officer, director, employee, agent or attorney of Rockpoint, except to the extent set forth in the Express Warranties. Buyer acknowledges that all information obtained by Buyer shall be obtained from a variety of sources and Rockpoint shall not be deemed to have represented or warranted the completeness, truth or accuracy of any of the Due Diligence Items or other such information heretofore or hereafter furnished to Buyer, except to the extent set forth in the Express Warranties. Except to the extent set forth in the Express Warranties, upon Closing, Buyer shall assume the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Buyer’s inspections and investigations. Buyer acknowledges and agrees that upon Closing, Rockpoint shall sell and convey to Buyer, and Buyer shall accept the Assigned Company Membership Interests and any indirect interest in the Subsidiaries (including the Property Owner) and the Property deriving therefrom, “AS IS, WHERE IS,” with all faults, except to the extent set forth in the Express Warranties. Except to the extent set forth in the Express Warranties, Buyer acknowledges and agrees that Buyer and Rockpoint have specifically bargained for the assumption by Buyer of all responsibility to investigate the Company, the Subsidiaries (including Property Owner) and the Property, Laws and Regulations, Leases, Contracts and Permitted Exceptions and of all risk of adverse conditions and have structured the Purchase Price, the Buyer Purchase Price and other terms of this Agreement in consideration thereof. Rockpoint is not liable in any manner for any oral or written statements, representations or information pertaining to the Company, the Subsidiaries (including Property Owner) and/or the Property furnished by any real estate broker, agent, employee, servant or other Person, unless the same are specifically set forth or referred to in the Express Warranties. Buyer acknowledges that the Buyer Purchase Price reflects the “as is, where is” nature of this sale and any faults, liabilities, defects or other adverse matters that may be associated with the Assigned Company Membership Interests and any indirect interest in the Subsidiaries (including the Property Owner and the Property deriving therefrom), except to the extent set forth in the Express Warranties. BUYER, WITH ITS COUNSEL, HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT, AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF. BUYER ACKNOWLEDGES AND AGREES THAT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH HEREIN ARE AN INTEGRAL PART OF THIS AGREEMENT, AND THAT ROCKPOINT WOULD NOT HAVE AGREED TO SELL THE ASSIGNED COMPANY MEMBERSHIP INTERESTS TO BUYER FOR THE BUYER PURCHASE PRICE WITHOUT THE DISCLAIMER AND OTHER AGREEMENTS SET FORTH IN THIS AGREEMENT. THE TERMS AND CONDITIONS OF THIS SUBSECTION 7.3(h) SHALL EXPRESSLY SURVIVE THE CLOSING WITHOUT LIMITATION AND SHALL NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS.

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Section 7.4.           Buyer’s Release of Rockpoint.

(a)           Subject to Section 7.4(e), Rockpoint is hereby released from all responsibility and liability to Buyer regarding the condition (including its physical condition and its compliance with Laws and Regulations, and the presence in the soil, air, structures and surface and subsurface waters, of Hazardous Materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines), valuation, salability or utility of the Property, or its suitability for any purpose whatsoever.

(b)           Subject to Section 7.4(e), Buyer hereby waives any and all objections to or complaints (including but not limited to actions based on federal, state or common law and any private right of action under CERCLA, RCRA or any other state and federal law to which the Property is or may be subject) against Rockpoint and its direct or indirect constituent owners regarding physical characteristics and existing conditions, including structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Materials on, under, adjacent to or otherwise affecting the Property.

(c)           Subject to Section 7.4(e), Buyer hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions with respect to the Property, and the risk that adverse physical characteristics and conditions, including the presence of Hazardous Materials or other contaminants, may not be revealed by Buyer’s investigation.

(d)           The foregoing waiver and release by Buyer shall survive (without limitation) either (i) the Closing (and shall not be deemed merged into the Assignment and Assumption Agreement) or (ii) any termination of this Agreement.

(e)           Notwithstanding anything to the contrary contained in this Section 7.4, nothing in this Section 7.4 shall release Rockpoint from liability for its Express Warranties, and its covenants under this Agreement which, by their terms, expressly survive the Closing to the extent provided herein.

Section 7.5.         Discharge. Notwithstanding any other provisions contained herein, or in any document or instrument delivered in connection with the Closing, to the contrary (including any language providing for survival of certain provisions hereof or thereof), Buyer hereby acknowledges and agrees that (a) prior to Closing, Buyer’s sole recourse in the event of a breach by Rockpoint shall be as set forth in Sections 5.1, 5.5, 9.7 and 10.9 hereof, and (b) Rockpoint shall, upon consummation of the Closing, be deemed to have satisfied and fulfilled all of Rockpoint’s covenants, indemnities, and obligations contained in this Agreement, and Rockpoint shall have no further liability to Buyer or otherwise with respect to this Agreement, the transfers contemplated hereby, or any documents delivered pursuant hereto, except to the extent of any obligation or liability Rockpoint may have under Section 6.1 (subject to the limitations set forth therein and in Section 6.3) and any Closing Surviving Rights/Obligations. Furthermore, and notwithstanding anything to the contrary herein, Rockpoint shall have no liability, and Buyer hereby absolutely, irrevocably and unconditionally waives all claims against Rockpoint, and hereby releases Rockpoint from all responsibility and liability, for any breach of Rockpoint’s obligations hereunder or for the breach of any representation and warranty made by Rockpoint herein that is the result of (x) any breach of the Existing Company Operating Agreement or the Property Management by Maximus or any Affiliate of Maximus, or (y) any unilateral act by Maximus or any Affiliate of Maximus that is not a Unilateral Rockpoint Action. Buyer acknowledges and agrees that Property Manager is an Affiliate of Maximus. The provisions of this Section 7.5 shall survive (without limitation) the Closing or termination of this Agreement.

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ARTICLE VIII

LEASES; MAINTENANCE OF PROPERTY

From the date hereof until the Closing, and except as otherwise consented to or approved by Buyer in writing, Rockpoint covenants and agrees with Buyer as follows:

Section 8.1.         Leases; Lease Modifications. (a) From and after the Effective Date until Closing, Property Owner shall not, without Buyer’s prior written consent:

(i)          enter into any New Lease, except a New Lease that (x) is in substantially the form of the Form Lease and (z) is entered into in the Ordinary Course of Business;

(ii)         renew or extend any Lease for an apartment unit with an existing Tenant, unless (x) such renewal or extension (A) is in substantially the form of the Form Lease, and (B) is entered into in the Ordinary Course of Business, or (y) such renewal or extension is required by law;

(iii)        terminate any Lease for any reason, other than (w) in connection with any litigation or claim filed or threatened in writing by such Tenant pursuant to its Lease, (x) such termination as a result of the death of any individual Tenant, (y) such termination as a result of Property Owner exercising its remedies under a Lease pursuant to and in accordance with Section 8.3 below, or (z) the expiration of a Lease by its terms or (z) such termination under applicable law as a result of a casualty, condemnation, bankruptcy by the Tenant thereunder or any other reason out of Property Owner’s control; or

(b)           If Property Owner desires to (i) enter into any New Lease, (ii) renew or extend any existing Lease, (iii) terminate any Lease, in each case other than as permitted in Section 8.1(a) above, then Rockpoint shall first obtain Buyer’s prior written consent, which consent may be withheld in the sole and absolute discretion of Buyer. If Buyer does not respond to Rockpoint’s request for approval pursuant to this Section 8.1 within three (3) days after receipt of Rockpoint’s request, Buyer shall be deemed to have disapproved of such request. Any New Leases or amendments or renewals to existing Leases entered into pursuant to and in accordance with the terms of this Section 8.1 shall be included in the definition of “Leases” hereunder.

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Section 8.2.         Environmental Insurance. The parties acknowledge and agree that the existing environmental insurance policy for the Property is pursuant to a portfolio environmental insurance policy and that while such portfolio environmental insurance policy will not be terminated at Closing, neither the Buyer, the Company nor any Subsidiary will have the benefit of the coverage provided thereunder after the Closing. If requested by Buyer, Rockpoint shall reasonably cooperate with Buyer (at no cost or expense to Rockpoint) in connection with Buyer’s efforts to obtain (at Buyer’s sole cost and expense) a new and/or replacement environmental insurance policy for the Property.

Section 8.3.          Lease Enforcement. Prior to the Closing Date, Property Owner shall be permitted to (i) upon notice to Buyer, enforce the rights and remedies of the landlord under any Lease in accordance with the Property Management Agreement in effect as of the Effective Date, by summary proceedings or otherwise (including the right to remove any Tenant), and/or (ii) apply all or any portion of any Tenant Deposits then held by Property Owner toward any loss or damage actually incurred by Property Owner provided that such application is not in violation of the terms of the applicable Lease or any Laws and Regulations, and the exercise of any such rights or remedies shall not affect the obligations of Buyer under this Agreement in any manner or entitle Buyer to a reduction in, or credit or allowance against, the Purchase Price and/or the Buyer Purchase Price or give rise to any other claim on the part of Buyer against Rockpoint.

Section 8.4.          Certain Other Interim Operating Covenants. Rockpoint covenants to Buyer that Rockpoint shall, from the Effective Date until Closing:

(a)           cause Property Owner to continue to operate, manage and maintain the Improvements in the Ordinary Course of Business, subject to ordinary wear and tear and further subject to Section 10.2;

(b)           maintain (directly or through the Property Owner) insurance coverage with respect to the Property which is at least equivalent to the Existing Liability Insurance Policies and the Existing Property Insurance Policy (as applicable); and

(c)           not enter into, or cause Property Owner to enter into (or consent to Property Owner entering into), any new contract for the provision of goods or services to or with respect to the Property, or renew, extend, modify or replace any of the Contracts, unless in each case (i) such contract is terminable as of the Closing Date or upon thirty (30) days’ notice without payment of any fees or penalty, (ii) Rockpoint actually terminates such Contracts on or prior to the Closing Date, or (iii) Buyer consents thereto in writing, which consent may be withheld in the sole and absolute discretion of Buyer and shall be delivered within three (3) days after receipt of Rockpoint’s request, and Buyer’s failure to respond in writing within such period of time shall be deemed disapproval.

Section 8.5.        Certain Entity Specific Interim Operating Covenants. Rockpoint covenants to Buyer that Rockpoint shall not, and Rockpoint shall not cause the Company to (or consent to the Company’s action to), from the Effective Date until Closing, (a) grant any Equity Encumbrance on the Assigned Company Membership Interests or any Membership Interest in any Subsidiary (other than the Company’s Security Interest), (b) amend or modify any Organizational Documents of the Company or any Subsidiary, (c) admit any member into the Company or any Subsidiary, or (d) take any action which would cause the representation in Section 6.1(k) to be untrue, without the prior written consent of Buyer in its sole discretion.

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Section 8.6.         Post-Closing Covenant Regarding Insurance. Following the Closing, Rockpoint shall not terminate, cause the Company or any Subsidiary to terminate, or permit its controlled Affiliates (other than the Company and each Subsidiary) to terminate, any insurance on the Property covering any claim or claims arising prior to the Closing, in each case, without the prior written consent of Buyer in its sole discretion.

Section 8.7.          Existing Loan. From the Effective Date until Closing, Rockpoint covenants to Buyer that Rockpoint shall not amend, modify or terminate, or cause Property Owner to amend, modify or terminate (or consent to Property Owner amending, modifying or terminating), any of the Loan Documents in a manner that restricts or impairs prepayment of the Loan in full upon the Closing.

Section 8.8.           Survival. The covenants set forth in this Article VIII shall survive the Closing for nine (9) months.

ARTICLE IX

CLOSING AND CONDITIONS

Section 9.1.         Escrow Instructions . Upon execution of this Agreement, the parties hereto shall deposit an executed counterpart of this Agreement with the Escrow Agent, and this Agreement shall serve as escrow instructions to the Escrow Agent. Rockpoint and Buyer agree to execute such reasonable additional and supplementary escrow instructions as may be appropriate to enable the Escrow Agent to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

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Section 9.2.          Closing. The closing of the transaction described herein (“Closing”) shall be held and delivery of all items to be made at the Closing under the terms of this Agreement shall be made through escrow with Escrow Agent on November 22, 2016 (the “Scheduled Closing Date”), which date may not be extended without the prior written consent of Rockpoint and Buyer except as otherwise provided herein. Notwithstanding anything to the contrary set forth herein: (i) Rockpoint shall have the right (without Buyer’s consent) to extend the Scheduled Closing Date for up to thirty (30) days in the aggregate to clear any Title Objections by delivering written notice thereof (“Rockpoint’s Extension Notice”) to Buyer on or prior to the Scheduled Closing Date, which Rockpoint’s Extension Notice shall set forth the extended Scheduled Closing Date, and if Rockpoint exercises such right in accordance with this sentence, the “Scheduled Closing Date” shall mean the Scheduled Closing Date as set forth in Rockpoint’s Extension Notice (subject to any other extension of same expressly provided for in this Agreement); (ii) Buyer shall have the one-time right to extend the Scheduled Closing Date by up to thirty (30) days (“Buyer’s First Extension Right”) by delivering written notice thereof (“Buyer’s First Extension Notice”) to Rockpoint no less than two (2) Business Days prior to the Scheduled Closing Date (which Buyer’s First Extension Notice shall set forth the extended Scheduled Closing Date) and depositing with Escrow Agent no later than one (1) Business Day after its delivery of Buyer’s Extension Notice immediately available funds in the amount of Two Million Five Hundred Twenty-Seven Thousand Five Hundred and No/100 Dollars ($2,527,500) (the “Extension Deposit”), and (iii) provided that Buyer has exercised Buyer’s First Extension Right in accordance herewith, Buyer shall have the one-time right to extend the Scheduled Closing Date to a date that is no later than January 31, 2017 (“Buyer’s Second Extension Right”) by delivering written notice thereof (“Buyer’s Second Extension Notice”) to Rockpoint not less than two (2) Business Days prior to the Scheduled Closing Date (which Buyer’s Second Extension Notice shall set forth the extended Scheduled Closing Date) and instructing Escrow Agent in writing to release the Extension Deposit to an account designated by Rockpoint (such written instructions, the “Buyer Release Instructions”). If Buyer exercises Buyer’s First Extension Right in accordance with clause (ii) in the immediately preceding sentence, then, upon Rockpoint’s receipt of written confirmation from Escrow Agent that it has received the Extension Deposit and the Extension Deposit (as defined in the Other Purchase Agreement) from Other Buyer (which written confirmation may be given by email), the “Scheduled Closing Date” shall mean the Scheduled Closing Date as set forth in Buyer’s First Extension Notice (subject to any other extension of same expressly provided for in this Agreement). If Buyer exercises Buyer’s Second Extension Right in accordance herewith, then, upon Rockpoint’s receipt of a copy of each of the Buyer Release Instructions and the Buyer Release Instructions (as defined in the Other Purchase Agreement), the “Scheduled Closing Date” shall mean the Scheduled Closing Date as set forth in Buyer’s Second Extension Notice (subject to any other extension of same expressly provided for in this Agreement). If Buyer exercises Buyer’s Second Extension Right in accordance herewith and, thereafter, the Deposit is required to be returned to Buyer pursuant to Sections 4.2, 5.1, 5.5(b), 9.2(e) or 10.2, then, in addition to Escrow Agent returning the Deposit to Buyer, Rockpoint shall pay to Buyer an amount equal to the Extension Deposit actually released to Rockpoint or its designee pursuant to this Section 9.2. No later than 1:00 p.m. Pacific Time on the Scheduled Closing Date, (A) Buyer shall deposit in escrow with the Escrow Agent the balance of the Buyer Purchase Price (i .e., the Buyer Purchase Price less the Deposit), together with all other costs and amounts to be paid by Buyer at the Closing pursuant to Section 4.3 and/or Section 9.8 of this Agreement, by Federal Reserve wire transfer of immediately available funds to an account to be designated by the Escrow Agent, and (B) Other Buyer shall deposit in escrow with the Escrow Agent the balance of the Other Buyer Purchase Price (i.e., the Other Buyer Purchase Price less the Other Buyer Deposit), together with all other costs and amounts to be paid by Other Buyer at the Closing (as defined in the Other Purchase Agreement) pursuant to Section 4.3 and/or Section 9.8 of the Other Purchase Agreement, by Federal Reserve wire transfer of immediately available funds to an account to be designated by the Escrow Agent, and neither Buyer nor Other Buyer shall be deemed to have performed their respective obligations under this sentence unless both perform their respective obligations under this sentence, and Buyer and/or Other Buyer’s failure to do so as required under this Agreement or the Other Purchase Agreement, as applicable, shall constitute Buyer’s default under this Agreement.

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(a)          No later than 1:00 p.m. Pacific Time on the Scheduled Closing Date, subject to the terms and conditions of this Agreement, (i) Buyer shall authorize the Escrow Agent to (A) pay to Rockpoint, by Federal Reserve wire transfer of immediately available funds to an account designated by Rockpoint, the Buyer Purchase Price, less any costs or other amounts to be paid by Rockpoint pursuant to Section 9.8 of this Agreement (without duplication of any amounts subtracted pursuant to clause (ii) below in this paragraph and any amounts subtracted from $255,000,000 for purposes of calculating the Deemed Gross Asset Value pursuant to the definition of such term herein), and (B) pay all appropriate payees the other costs and amounts to be paid by Buyer at Closing pursuant to the terms of this Agreement, (ii) Other Buyer shall authorize the Escrow Agent to (x) pay to Rockpoint, by Federal Reserve wire transfer of immediately available funds to an account designated by Rockpoint, the Other Buyer Purchase Price, less any costs or other amounts to be paid by Rockpoint pursuant to Section 9.8 of the Other Purchase Agreement (without duplication of any amounts subtracted pursuant to clause (i) above in this paragraph and any amounts subtracted from $255,000,000 for purposes of calculating the Deemed Gross Asset Value pursuant to the definition of such term herein), and (y) pay all appropriate payees the other costs and amounts to be paid by Other Buyer at Closing (as defined in the Other Purchase Agreement) pursuant to the terms of the Other Purchase Agreement (and Other Buyer’s failure to timely do any of the foregoing described in clause (ii) of this Section 9.2(a) as required under the Other Purchase Agreement shall constitute Buyer’s default under this Agreement) and (iii) Rockpoint shall direct the Escrow Agent to pay to the appropriate payees out of the proceeds of Closing payable to Rockpoint, all costs and amounts to be paid by Rockpoint at Closing pursuant to the terms of this Agreement.

(b)         Each of the following shall constitute a condition precedent to Rockpoint’s obligation to consummate the Closing hereunder; provided, however, that Rockpoint, at Rockpoint’s election, upon written notice delivered to Buyer prior to the Closing, may waive all or any of such conditions:

(i)          (A) all of the representations and warranties of Buyer contained herein and in any of the documents required hereunder to be executed and/or delivered by Buyer at or prior to Closing shall be true and correct in all material respects on the date thereof and as of Closing (with the same effect as if made as of the Closing), and (B) all covenants, agreements and conditions to be performed or satisfied by Buyer hereunder or in any of the documents required to be executed and/or delivered by Buyer hereunder on the Closing Date shall have been duly performed or satisfied in all material respects; provided, however, that Buyer shall not be deemed to be in breach of its representation and warranty in Section 7.1(i) solely as a result of any changes made to Schedule 3-A that are necessary to reflect changes to Buyer’s direct and/or indirect ownership during the period between the Effective Date and Closing, so long as Buyer delivers to Rockpoint an updated organizational chart on the Closing Date reflecting such changes and reflecting that David Lichtenstein, a natural person, continues to control Buyer;

(ii)         Rockpoint shall be in receipt of, or Escrow Agent shall have confirmed its receipt of, funds from Buyer in the sum of the Buyer Purchase Price (less the Deposit) plus all other costs and amounts to be paid by Buyer at the Closing pursuant to the terms of Section 4.3 and/or Section 9.8;

(iii)        Buyer shall have delivered to Escrow Agent at or prior to Closing all of the items required to be delivered by Buyer pursuant to Section 9.4 hereof;

(iv)        (A) all of the representations and warranties of Maximus contained herein and in any of the documents required hereunder to be executed and/or delivered by Maximus at or prior to Closing shall be true and correct in all material respects on the date thereof and as of Closing (with the same effect as if made as of the Closing), and (B) all covenants, agreements and conditions to be performed or satisfied by Maximus hereunder or in any of the documents required to be executed and/or delivered by Maximus hereunder on or before the Closing Date shall have been duly performed or satisfied in all material respects

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(v)           Maximus shall have delivered to Escrow Agent at or prior to Closing all of the items required to be delivered by Maximus pursuant to Section 9.5 hereof; and

(vi)          All of the conditions precedent to Rockpoint’s obligation to consummate the Closing (as defined in the Other Purchase Agreement) under the Other Purchase Agreement (including, all of the conditions precedent in Section 9.2(b) of the Other Purchase Agreement) shall have been timely satisfied.

(c)           Each of the following shall constitute a condition precedent to Buyer’s obligation to consummate the Closing hereunder; provided, however, that Buyer, at Buyer’s election, upon written notice delivered to Rockpoint prior to the Closing, may waive all or any of such conditions:

(i)            (A) all of the representations and warranties of Rockpoint contained herein and in any of the documents required hereunder to be executed and/or delivered by Rockpoint at or prior to Closing shall be true and correct in all material respects (or shall have been waived by Buyer pursuant to Section 5.5(b)) on the date thereof and as of the Closing (with the same effect as if made as of the Closing, and updated to reflect changes permitted pursuant to the terms and conditions hereof (e.g., New Leases entered into in accordance with the terms and conditions of this Agreement)) and (B) all covenants, agreements and conditions to be performed or satisfied by Rockpoint hereunder or in any of the documents required to be executed and/or delivered by Rockpoint hereunder on or before the Closing Date shall have been duly performed or satisfied in all material respects;

(ii)           all of the conditions precedent to the Other Buyer’s obligation to consummate the Closing (as defined in the Other Purchase Agreement) under the Other Purchase Agreement (including, all of the conditions precedent in Section 9.2(c) of the Other Purchase Agreement) shall have been timely satisfied;

(iii)          Rockpoint shall have delivered to Escrow Agent at or prior to Closing all of the items required to be delivered by Rockpoint pursuant to Section 9.3 hereof;

(iv)          This Agreement shall not have been terminated under Section 10.2 hereof;

(v)           Title Company is unconditionally and irrevocably committed (subject only to the payment of the premium therefor) to issue the Title Policy as described in Section 4.2; and

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(vi)          None of the following shall have occurred before the Closing (or, if have occurred, same have been waived by Buyer in writing), which in each case was not known to Buyer (within the meaning set forth in Section 6.6) on or prior to the Effective Date, and was not caused by Buyer, Other Buyer or their respective Affiliates prior to, on or after the date hereof: (A) pending litigation affecting the Property which is uninsured and where the amount in controversy exceeds $500,000; or (B) notice from a Governmental Entity which asserts non-compliance of the Property with Laws and Regulations or Licenses or Permits (including those related to Hazardous Materials) which would result in fines, penalties or cost to correct in excess of $250,000; or (C) any liability of the Company or its Subsidiaries, which is in excess of $250,000.

(d)           Intentionally Omitted.

(e)           Subject to the terms of this Section 9.2(e), if any of the conditions set forth in Section 9.2(c) hereof are not satisfied on or prior to the Scheduled Closing Date and it is not due to Rockpoint’s default in its obligations under this Agreement, then Buyer’s sole and exclusive remedy shall be either (i) to waive such condition(s) as provided in Section 9.2(c) hereof and proceed to Closing without any reduction in the Purchase Price and/or the Buyer Purchase Price or (ii) to terminate this Agreement and receive a refund of the Deposit, subject to the terms and conditions of Section 5.3(g) hereof, whereupon the parties shall have no further rights or obligations hereunder except for the Termination Survival Rights/Obligations. Subject to the terms of this Section 9.2(e), if any of the conditions set forth in Section 9.2(b) hereof are not satisfied and it is not due to Buyer’s default in its obligations under this Agreement or Other Buyer’s default in its obligations under the Other Purchase Agreement, then Rockpoint’s sole and exclusive remedy shall be either (i) to waive such condition(s) as provided in Section 9.2(b) hereof and proceed to Closing or (ii) to terminate this Agreement and return the Deposit to Buyer, subject in each case to the terms and conditions of Section 5.3(g) hereof, whereupon the parties shall have no further rights or obligations hereunder except for the Termination Surviving Rights/Obligations. For the avoidance of doubt, nothing in this Section 9.2(e) is intended to or shall limit or restrict the remedies available to any party hereunder pursuant to Section 5.1, 5.2 and/or 10.25.

Section 9.3.          Rockpoint’s Closing Documents and Other Items. At or before Closing, Rockpoint shall deposit into escrow with the Escrow Agent the following items:

(a)           Rockpoint’s duly executed counterpart of the Membership Interest Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit F (the “Assignment and Assumption Agreement”);

(b)           A duly executed non-foreign affidavit, substantially in the form attached hereto as Exhibit G;

(c)           Rockpoint’s duly executed counterpart to the Closing Statement;

(d)           Documentation to establish to Title Company’s reasonable satisfaction the due authority of Rockpoint to execute and deliver this Agreement, the Assignment and Assumption Agreement and any other documents required to be executed and/or delivered by Rockpoint pursuant to this Agreement, and to perform Rockpoint’s obligations thereunder (including, but not limited to, the Organizational Documents, resolutions and incumbency certificate of Rockpoint);

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(e)           Funds sufficient to cover any costs required to be paid by Rockpoint under this Agreement at the Closing;

(f)           A certificate, duly-executed by Rockpoint, remaking to Buyer all of Rockpoint’s representations and warranties in this Agreement as of the Closing Date (provided that Rockpoint shall have the right to update such representations to the extent necessary to make the same true and correct as of the Closing Date, and updated to reflect changes permitted pursuant to the terms and conditions hereof (e.g., New Leases entered into in accordance with the terms and conditions of this Agreement)), which representations and warranties shall be subject to the provisions of Sections 5.5, 6.3 and 7.5;

(g)           Such resignations of any officers, directors, executive committee members, board members, trustees or other persons appointed by or on behalf of Rockpoint to the Company or any Subsidiary and to any boards or organizations to which the Company or any Subsidiary has the right to appoint officers, directors, executive committee members, board members, trustees or other persons;

(h)           Notices of termination with respect to any Contracts that Buyer requests Rockpoint terminate on the Closing Date, but only to the extent that such Contracts were not terminated prior to the Closing Date and provided that the termination of such Contracts are permitted by their respective terms without the payment of any fee or penalty. Buyer acknowledges and agrees that Rockpoint has no obligation under this Agreement to terminate any Contract that is not permitted to be terminated by its terms without the payment of any fee or penalty;

(i)           If a Rockpoint Control Event has occurred, the Owner’s Affidavit duly-executed by Property Owner;

(j)           All Contracts and Leases that are in Rockpoint’s possession, which documents shall be deemed delivered to Buyer if such documents are located at or delivered to the Property;

(k)           A schedule of all Tenant Deposits;

(l)            An updated Rent Roll;

(m)          Intentionally Omitted;

(n)           To the extent same exist and are in the possession or control of Rockpoint (excluding (i) those items in the possession or control of Maximus and/or Property Manager, even if such items are also in the possession or control of Rockpoint, and (ii) all Excluded Materials), all minute books, ledgers and registers and other partnership, limited liability company records or other records, relating to the organization, ownership and maintenance of the Company and any Subsidiaries, which documents shall be considered delivered to Buyer if located at or delivered to the Property; and

(o)           To the extent same exist and are in the possession or control of Rockpoint (excluding (i) those items in the possession or control of Maximus and/or Property Manager, even if such items are also in the possession or control of Rockpoint, and (ii) all Excluded Materials), copies of the limited liability company agreements for all Subsidiaries, and all amendments thereto, together with any existing ownership certificates representing interests in each of the foregoing, if any exist, which documents shall be considered delivered to Buyer if located at or delivered to the Property.

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Section 9.4.         Buyer’s Closing Documents and Other Items. At or before Closing, Buyer shall deposit into escrow with the Escrow Agent the following items:

(a)           The balance of the Buyer Purchase Price (i.e., the Buyer Purchase Price less the Deposit) and additional funds sufficient to cover any costs required to be paid by Buyer at the Closing pursuant to Section 4.3 and/or Section 9.8;

(b)           Buyer’s duly executed counterpart of the Assignment and Assumption Agreement;

(c)           A certificate, duly-executed by Buyer, certifying to Rockpoint that Buyer’s representations and warranties in this Agreement remain true, correct and complete in all material respects as of the Closing Date, as if re-made on the Closing Date (subject to the terms of Section 9.2(b)(i));

(d)           Documentation to establish to Title Company’s reasonable satisfaction the due authority of Buyer to execute and/or deliver this Agreement, the Assignment and Assumption Agreement and any other documents required to be executed and/or delivered by Buyer pursuant to this Agreement, and to perform Buyer’s obligations thereunder (including, but not limited to, the Organizational Documents, resolutions and incumbency certificates of Buyer); and

(e)           Buyer’s duly executed counterpart to the Closing Statement.

Section 9.5.          Maximus’s Closing Documents and Other Items. At or before Closing, Maximus shall deposit into escrow with the Escrow Agent the following items:

(a)            Intentionally Omitted;

(b)            Intentionally Omitted;

(c)            A certificate, duly-executed by Maximus, certifying to Rockpoint that Maximus’s representations and warranties in this Agreement remain true, correct and complete in all material respects as of the Closing Date, as if re-made on the Closing Date;

(d)            If required by the Title Company, documentation to establish to Title Company’s reasonable satisfaction the due authority of each of Maximus to execute and/or deliver this Agreement and any other documents required to be executed and/or delivered by Maximus pursuant to this Agreement, and to perform Maximus’s obligations thereunder (including, but not limited to, the Organizational Documents, resolutions and incumbency certificates of Maximus);

(e)            The Non-Imputation Affidavit and Indemnity duly-executed by Maximus; and

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(f)            The Owner’s Affidavit duly-executed by Property Owner; and

(g)            Maximus’s duly executed counterpart to the Closing Statement; provided, however, notwithstanding anything to the contrary herein, Maximus’s execution and delivery of its counterpart to the Closing Statement shall not be a condition precedent to Buyer’s obligation to close the transactions contemplated under this Agreement.

Section 9.6.          Prorations. Except as otherwise hereinafter provided in this Section 9.6, Rockpoint and Buyer agree to adjust, as of 11:59 p.m. Pacific Time on the day immediately preceding the Closing Date (the “Cutoff Time”), the following items, without duplication, to the extent accrued or prepaid at such time (collectively, the “Proration Items”), with Rockpoint being deemed to be the owner of the Assigned Company Membership Interests and an indirect owner of the Property for all periods prior to the Cutoff Time and Buyer being deemed to be the owner of the Assigned Company Membership Interests and an indirect owner of the Property for all periods after the Cutoff Time: (i) real estate and personal property taxes and assessments (other than any increase therein attributable to the Closing or periods following the Closing, which increase shall in no event be borne directly or indirectly by Rockpoint); (ii) utility bills (subject to the terms of Section 9.6(d) below); (iii) Rents (subject to the terms of Section 9.6(b) below); (iv) Operating Expenses (excluding utilities); (v) Delaware and California minimum franchise taxes, California limited liability company fees and corporate service agent fees (including independent manager or director fees) applicable to the Company and/or any Subsidiary (except that, notwithstanding anything to the contrary herein, California limited liability company fees shall be prorated based on actual gross receipts through Closing); (vi) any unpaid accrued interest on the Loan not yet due and payable, in each case, based upon a 365-day year; and (vii) any other amounts payable or receivable by the Company or any Subsidiary (without duplication of any amounts described in the foregoing clauses (i)-(vi)). The parties acknowledge and agree that for purposes of calculating the prorations pursuant to this Section 9.6, the full amount of all Proration Items shall be taken into account notwithstanding the fact that Buyer is only acquiring the Assigned Company Membership Interests. Such preliminary estimated Closing prorations shall be set forth on a preliminary closing statement to be prepared by Property Manager, as directed by Rockpoint and subject to Rockpoint’s reasonable approval, and submitted to Buyer for Buyer’s reasonable approval at least three (3) Business Days prior to the Scheduled Closing Date (the “Closing Statement”). Such preliminary closing statement, once agreed upon, shall be signed by Buyer and Rockpoint and delivered to the Escrow Agent for purposes of making the preliminary proration adjustment at Closing subject to the final cash settlement provided for below. The amount of any net credit to Rockpoint resulting from the preliminary prorations (“Rockpoint’s Proration Credit”) or the amount of any net credit to Buyer resulting from the preliminary prorations (“Buyer’s Proration Credit”) shall be applied in calculating the Deemed Gross Asset Value as set forth in the definition of such term herein. If the actual amounts of any Proration Items are not known as of the Closing Date, the prorations will be made at Closing on the basis of the best evidence then available; thereafter, when actual figures are received (no later than 120 days after Closing), re-prorations will be made on the basis of the actual figures, and a final cash settlement will be made between Rockpoint and Buyer; provided that, if such re-prorations result in Rockpoint owing Buyer, Rockpoint shall only be responsible to pay Buyer 50.55% of such amount.

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(a)           Buyer will receive a credit on the Closing Statement for the prorated amount (as of the Cutoff Time) of all Rents previously paid to or collected by Property Owner or Property Manager and attributable to any period following Closing. “Delinquent Rents” are any Rents that were due prior to the Closing Date, and for which payment has not been received by or on behalf of Property Owner before the Cutoff Time. Delinquent Rents will not be prorated. All sums collected by or on behalf of Buyer from and after Closing from each Tenant will be applied first to Rents for the month in which the Closing occurs (if received during such month), then to Rents due and payable for the period after Closing and finally to Delinquent Rents, and Buyer shall cause Property Owner to promptly remit to Rockpoint Rockpoint’s Share of Delinquent Rents received after application as provided above. Any sums due Rockpoint will be promptly remitted to Rockpoint. Following the Closing, Buyer shall have the exclusive right to collect any sums due Property Owner from Tenants under the Leases and Rockpoint hereby waives the right, from and after Closing, to pursue any Tenant under the Leases for any sums due Property Owner for periods attributable to Rockpoint’s ownership of the Assigned Company Membership Interests.

(b)           Rockpoint shall not cause Tenant Deposits on deposit in such Property Owner account(s) to be withdrawn except in connection with the application of any such Tenant Deposits pursuant to and in accordance with Section 8.3 or as required to comply with the terms of the relevant Leases. Tenant Deposits shall not be prorated and, subject to the terms and provisions of any Lease and applicable law, shall remain on deposit in the relevant Property Owner account(s), notwithstanding anything to the contrary in this Agreement.

(c)           Final readings and final billings for utilities will be made, if possible, as of the Closing Date, in which event no proration will be made at Closing with respect to utility bills. Rockpoint will be entitled to a credit in the amount of Rockpoint’s Share of all deposits presently in effect with the utility providers and the amount of such credit shall be added to the Purchase Price due and payable at Closing.

(d)           All funds then on deposit in the Cash Reserve Account pursuant to the Loan Documents shall not be prorated, it being the understanding of the parties hereto that Buyer and Other Buyer are purchasing such funds then on deposit in the Cash Reserve Account and such funds shall be included in the calculation of the Deemed Gross Asset Value as set forth in the definition of such term herein.

(e)           All funds then on deposit in the Future Costs Reserve Account pursuant to the Loan Documents shall not be prorated, it being the understanding of the parties hereto that Buyer and Other Buyer are purchasing such funds then on deposit in the Future Costs Reserve Account and such funds shall be included in the calculation of the Deemed Gross Asset Value as set forth in the definition of such term herein.

(f)           All funds then on deposit in the Tax and Insurance Reserve Account pursuant to the Loan Documents shall not be prorated, it being the understanding of the parties hereto that Buyer and Other Buyer are purchasing such funds then on deposit in the Tax and Insurance Reserve Account and such funds shall be included in the calculation of the Deemed Gross Asset Value as set forth in the definition of such term herein.

(g)           Intentionally Omitted.

(h)           Intentionally Omitted.

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(i)           All insurance proceeds and/or condemnation awards received by or payable to Property Owner in connection with any casualty or condemnation with respect to all or any portion of the Property occurring during the period from the Effective Date to the Closing shall not be prorated and shall belong to the Property Owner, subject to the terms of Section 10.2. Insurance deductibles and/or uninsured losses arising from the occurrence of a casualty at the Property during the period from the Effective Date until the Closing shall be handled in accordance with Section 10.2.

(j)            Notwithstanding anything to the contrary contained in this Agreement, there will be no proration at the Closing of Rockpoint’s insurance premiums because Buyer is not acquiring or assuming the Company’s and/or any Subsidiary’s existing insurance, each of which shall be terminated at Closing. If after the Closing, Rockpoint receives a refund for all or any part of any insurance premiums prepaid as of the Closing Date (“Refunded Insurance Premiums”), promptly following Rockpoint’s receipt thereof, Rockpoint shall pay to Maximus an amount equal to such Refunded Insurance Premiums less Rockpoint’s Share thereof. If after the Closing, the Buyer, the Company and/or any Subsidiary receive any Refunded Insurance Premiums, promptly following the receipt thereof, Buyer shall pay to Rockpoint Rockpoint’s Share of such Refunded Insurance Premiums. If after the Closing, Maximus and/or Property Manager receive any Refunded Insurance Premiums, promptly following the receipt thereof, Maximus shall (or shall cause Property Manager) to pay to Rockpoint Rockpoint’s Share of such Refunded Insurance Premiums.

(k)           Notwithstanding anything to the contrary contained in this Agreement, there will be no proration at the Closing of the existing LIBOR cap arrangement that is held by Property Owner (the “LIBOR Cap”) because the Company will cause Property Owner to liquidate the LIBOR Cap at the Closing. If after the Closing, Rockpoint receives any payment on account of the LIBOR Cap (whether on account of its liquidation or otherwise), promptly following Rockpoint’s receipt thereof, Rockpoint shall pay to Maximus an amount equal to the amount of such payment received by Rockpoint less Rockpoint’s Share thereof. If after the Closing, the Buyer, the Company and/or any Subsidiary receives a payment on account of the LIBOR Cap (whether on account of its liquidation or otherwise), promptly following such Person’s receipt thereof, it shall pay to Rockpoint Rockpoint’s Share of the amount of such payment. If after the Closing, Maximus and/or Property Manager receive any payment on account of the LIBOR Cap (whether on account of its liquidation or otherwise), promptly following Maximus’s and/or Property Manager’s receipt thereof, Maximus shall (or shall cause Property Manager) to pay to Rockpoint Rockpoint’s Share of the amount of such payment.

(l)            If, before Closing, capital calls are or have been made by the Company for the purpose of funding the completion of the renovations to the Property described on Exhibit K attached hereto (the “Property Renovations”), which Property Renovations have not been completed as of the Effective Date, each Existing Member shall fund its pro rata share (based on its Percentage Interest (as defined in the Existing Company Operating Agreement)) thereof.

(m)          The provisions of this Section 9.6 shall survive the Closing.

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Section 9.7.           Brokers. Promptly after the Closing, (i) Rockpoint shall deliver to Buyer a written acknowledgment from Rockpoint’s Broker acknowledging full payment of Rockpoint’s Broker’s Commission, and (ii) Buyer shall deliver to Rockpoint a written acknowledgment from Buyer’s Broker acknowledging full payment of Buyer’s Broker’s Commission. If any Person brings a claim for a commission or finder’s fee based upon any contact, dealings, or communication with Buyer in connection with the transactions contemplated by this Agreement, then Buyer shall defend Rockpoint, the Company and any Subsidiary from such claim, and shall indemnify and hold harmless, Rockpoint, the Company and any Subsidiary from any and all costs, damages, claims, liabilities, or expenses (including reasonable attorneys’ fees and disbursements) incurred by Rockpoint, the Company or any Subsidiary with respect to such claim. If any Person brings a claim for a commission or finder’s fee based upon any contact, dealings, or communication with Maximus in connection with the transactions contemplated by this Agreement, then Maximus shall defend Rockpoint, the Company and any Subsidiary from such claim, and shall indemnify and hold harmless, Maximus, the Company and any Subsidiary from any and all costs, damages, claims, liabilities, or expenses (including reasonable attorneys’ fees and disbursements) incurred by Rockpoint, the Company or any Subsidiary with respect to such claim. If any Person brings a claim for a commission or finder’s fee based upon any contact, dealings, or communication with Rockpoint in connection with the transactions contemplated by this Agreement, then Rockpoint shall defend Buyer and its Affiliates from such claim, and shall indemnify and hold harmless Buyer and its Affiliates from any and all costs, damages, claims, liabilities, or expenses (including reasonable attorneys’ fees and disbursements) incurred by Buyer or its Affiliates with respect to such claim. The provisions of this Section 9.7 shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement.

Section 9.8.          Expenses and Closing Costs. (a) Except as otherwise provided in Section 4.3, Section 9.6, this Section 9.8 and Section 10.9, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including (i) in the case of Buyer and Maximus, all third-party engineering and environmental review costs, the costs of any and all updates to the Title Commitment and/or Survey, legal fees and all other Due Diligence costs, and (ii) in the case of Rockpoint, all of its legal fees.

(b)           Notwithstanding anything to the contrary herein, (i) Buyer shall be responsible for (x) the escrow fees and expenses of the Escrow Agent, (y) any additional Title Policy premium for extended coverage in excess of a standard CLTA policy and the cost of any endorsements requested by Buyer and (z) the Buyer’s Broker’s Commission, and (ii) Rockpoint shall be responsible for (A) that portion of the Title Policy premium applicable to standard CLTA owners’ coverage, and (B) Rockpoint’s Broker’s Commission. Buyer shall indemnify Rockpoint and its successors and assigns from and against any and all loss, damage, cost, charge, liability or expense (including court costs and reasonable attorneys’ fees) which such Persons sustain or incur as a result of the failure of Buyer to timely pay any of the aforementioned fees or other charges for which it has assumed responsibility under this Section 9.8. Rockpoint shall indemnify Buyer and its successors and assigns from and against any and all loss, damage, cost, charge, liability or expense (including court costs and reasonable attorneys’ fees) which such Persons sustain or incur as a result of the failure of Rockpoint to timely pay any of the aforementioned fees or other charges for which it has assumed responsibility under this Section 9.8. In the event that any transfer, documentary transfer and/or similar taxes are payable to any Governmental Entity by reason of the sale of the Assigned Company Membership Interests by Rockpoint pursuant to this Agreement (and the Remaining Rockpoint Company Membership Interests by Rockpoint pursuant to the Other Purchase Agreement) (collectively, “Transfer Taxes”), Rockpoint and Maximus shall indemnify, defend and hold harmless the Buyer, their direct and indirect members, their respective Affiliates, and the officers, directors, employees, agents and/or representatives of any of the foregoing Persons from and against any and all claims, liabilities, damages, losses and out-of-pocket costs and/or expenses (including reasonable attorneys’ fees arising from a failure to defend as described herein) actually incurred or suffered by the Buyer arising from the failure to pay such Transfer Taxes, in each case in the proportions allocated to them under Section 10.26. Rockpoint and Maximus shall have the right to control all proceedings to collect Transfer Taxes. Notwithstanding anything to the contrary herein, if required by applicable law in connection with the Closing, Buyer shall timely file form BOE-100-B with the State of California Board of Equalization.

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(c)           The provisions of this Section 9.8 shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement.

ARTICLE X

MISCELLANEOUS

Section 10.1.         Amendment and Modification. This Agreement may be amended, modified, or supplemented only by a written agreement signed by Buyer and Rockpoint.

Section 10.2.        Risk of Loss and Insurance Proceeds; Condemnation and Awards. If, prior to the Closing, all or any portion of the Property is damaged by fire or other casualty, Rockpoint shall give Buyer written notice of such damage promptly after obtaining knowledge thereof. Risk of loss for damage to all or any part of the Property by fire or other casualty from the Effective Date through the Closing Date will be on Rockpoint. If, prior to the Closing, all or any portion of the Property becomes subject to condemnation proceedings, Rockpoint shall give Buyer written notice of such proceedings promptly after obtaining knowledge thereof. Risk of loss for any condemnation to all or any part of the Property from the Effective Date through the Closing Date will be on Rockpoint.

10.2.1      Minor Damage. If a fire or any other casualty occurs that does not constitute a Material Casualty (as defined in Section 10.2.2), then Buyer shall have the right at Closing to receive a credit against the Purchase Price for Rockpoint’s Share of the amount of the deductible (and the calculation of the Purchase Price shall assume that all insurance proceeds received by Property Owner as a result of such loss shall stay with Property Owner and not be distributed), and this Agreement shall continue in full force and effect, and Rockpoint shall have no further liability or obligation to repair such damage or to replace the Property. With respect to any uninsured loss caused by fire or other casualty that is not a Material Casualty, Rockpoint shall be required to credit Buyer (which credit shall be a credit against the Purchase Price; not the Buyer Purchase Price) for, to the extent not covered by insurance, Rockpoint’s Share of the cost of repairing the damage (as determined by an independent contractor reasonably agreed upon by the parties), except that Rockpoint shall have no obligation to credit any portion of such cost in excess of $250,000; provided, however, that if Rockpoint fails to credit Buyer for that portion of the cost to repair that is not covered by insurance and is in excess of $250,000, then Buyer shall have the right to terminate this Agreement and receive a return of the Deposit, as Buyer’s sole and exclusive remedy.

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10.2.2       Major Damage. If the cost for repairing damage caused by fire or any other casualty is greater than Seven Million Dollars ($7,000,000) (as determined by an independent contractor reasonably agreed upon by the parties) (a “Material Casualty”), then Buyer shall have the option, exercisable by written notice delivered to Rockpoint by the date that is thirty (30) days after Buyer receives notice of such damage (provided that the Scheduled Closing Date shall be adjourned to give Buyer the full benefit of such thirty (30) day period) (the “Casualty Termination Deadline”), to either (i) to receive a credit against the Purchase Price for Rockpoint’s Share of any deductible as described in Section 10.2.1 and remit to Property Owner the proceeds of such insurance relating to such Material Casualty to the extent such proceeds are received by Rockpoint (less all costs and expenses incurred by Rockpoint in collecting same, if any), and this Agreement shall continue in full force and effect with no reduction in the Purchase Price and/or the Buyer Purchase Price other than the credit against the Purchase Price described in this clause (i), and Rockpoint shall have no further liability or obligation to repair such damage or to replace the Property, or (ii) to terminate this Agreement and receive a prompt return of the Deposit. If Buyer elects to terminate this Agreement, the Deposit shall be promptly returned to Buyer, and thereafter no party will have any further rights or obligations hereunder, except for the Termination Surviving Rights/Obligations. If Buyer fails to notify Rockpoint on or prior to the Casualty Termination Deadline of Buyer’s intention to terminate this Agreement, then Buyer shall be deemed to have elected option (i), and Buyer and Rockpoint shall proceed to Closing in accordance with the terms and conditions of this Agreement. Rockpoint’s obligation under this Section 10.2.2 to remit to Property Owner any insurance proceeds relating to such Material Casualty received by Rockpoint (less all costs and expenses incurred by Rockpoint in collecting same, if any) shall survive the Closing for the applicable statute of limitations.

10.2.3       Condemnation and Eminent Domain. If any condemnation proceedings are instituted, or notice of intent to condemn is given, with respect to all or any portion of the Property, Rockpoint shall promptly upon obtaining knowledge thereof notify Buyer thereof (“Taking Notice”). If such condemnation will not result in a material and adverse effect (as hereinafter defined) on the Property, the parties shall proceed to Closing without a reduction of the Purchase Price and/or the Buyer Purchase Price, in which event Property Owner shall retain all right, title, and interest in any award payable on account of such condemnation and Rockpoint shall credit Buyer (which credit shall be a credit against the Purchase Price; not the Buyer Purchase Price) for Rockpoint’s Share of all such awards previously paid (less all costs and expenses incurred by Rockpoint in collecting same, if any). In the event that such condemnation will result in a material and adverse effect on the Property, Buyer shall have the option, which shall be exercised by written notice to Rockpoint by the date that is thirty (30) days after its receipt of the Taking Notice (provided that the Scheduled Closing Date shall be adjourned to give Buyer the full benefit of such thirty (30) day period) (“Condemnation Termination Deadline”), either (i) to terminate this Agreement and receive the prompt return of the Deposit, in which case the parties shall have no further rights or obligations under this Agreement (except for the Termination Surviving Rights/Obligations), or (ii) to consummate the purchase of the Property without a reduction of the Purchase Price and/or the Buyer Purchase Price, in which event Property Owner shall retain all right, title, and interest in any award payable on account of the condemnation proceeding and Rockpoint shall credit Buyer against the Purchase Price for Rockpoint’s Share of all such awards previously paid (less all costs and expenses incurred by Rockpoint in collecting same, if any). For the purposes of this Section 9.2, “material and adverse effect” shall include, but not be limited to, a reduction in the total amount of rentable square footage of the Improvements, a reduction in the total number of parking spaces at the Property that causes the Property to be out of compliance with local zoning laws and ordinances, the permanent, material disruption of acceptable (in Buyer’s reasonable determination) access to the Property (provided that so long as Rockpoint commences and diligently pursues the restoration of access to the Property that is satisfactory to Buyer, in its reasonable discretion, and that does not result in any payment from, or liability to, the Company and/or any Subsidiary, Rockpoint shall have a period not to exceed thirty (30) days following the occurrence of such condemnation to restore access to the Property and the Scheduled Closing Date shall be extended until the earlier of the date that is five (5) Business Days after the date on which access to the Property is restored and the expiration of such thirty (30) day period) or any condemnation resulting in an award of more than Seven Million Dollars ($7,000,000). Failure to give notice of Buyer’s election on or prior to the Condemnation Termination Deadline shall be deemed an election by Buyer to proceed to Closing. In the event that Rockpoint receives any condemnation awards with respect to the Property after Closing, Rockpoint shall remit same to Property Owner, which obligation shall survive the Closing for the applicable statute of limitations.

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Section 10.3. Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the following address(es):

If to Rockpoint:	c/o Rockpoint Group, L.L.C.
Woodlawn Hall at Old Parkland
3953 Maple Avenue, Suite 300
Dallas, TX 75219
Attn: Ron J. Hoyl
Email: rhoyl@rockpointgroup.com

and to:	c/o Rockpoint Group, L.L.C.
One Bush Street, Suite 1450
San Francisco, CA 94104
Attention: Aric Shalev and T.K. Inbody
Email: tinbody@rockpointgroup.com

with a copy to:	Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, CA 90071
Attn: Jesse Sharf
Email: jsharf@gibsondunn.com

If to Maximus:	c/o Maximus Real Estate Partners, LLC
One Maritime Plaza, Suite 1900
San Francisco, CA 94111
Attn: Seth Mallen and Robert Rosania
Telephone: (415) 584-4561
	Email:	sethjmallen@maximusrepartners.com
robrosania@maximusrepartners.com

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with a copy to:	Greenberg Traurig LLP
MetLife Building
200 Park Avenue
New York, NY 10166
Attn.: Stephen L. Rabinowitz
Telephone: (212) 801-9295
Email: rabinowitzs@gtlaw.com

If to Buyer:	c/o The Lightstone Group
460 Park Avenue, 13th Floor
New York, NY 10022
Attn: Joseph E. Teichman
Telephone: (212) 324-0210
Email: jteichman@lightstonegroup.com

with a copy to:	Paul Hastings LLP
200 Park Avenue
New York, NY 10166
Attention: Eric R. Landau
Telephone: (212) 318-6843
Email: ericlandau@paulhastings.com

If to Escrow Agent:	National Land Tenure Company LLC
1122 Franklin Avenue, Suite 400
Garden City, New York 11530
Attn.: Jessica Bellacicco
Telephone: (516) 227-0800
Email: jballacicco@nltco.com

Any such notices may be sent by (a) personal delivery, in which case notice shall be deemed delivered on the date of delivery (or, if not a Business Day, on the next following Business Day), (b) a nationally recognized overnight courier, prepaid, in which case notice shall be deemed delivered one (1) Business Day after deposit with such courier, (c) electronic mail, in which case notice shall be deemed delivered upon electronic verification that transmission to recipient was completed, but delivery by electronic mail shall only be effective if a duplicate notice is also sent and delivered by one of the other methods described in clause (a) or (b) of this sentence. The above addresses and e-mail addresses may be changed by written notice to the other parties in accordance with this Section 10.3. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice. Counsel to any party may deliver notices on behalf of such party.

Section 10.4. Assignment. Maximus shall not assign this Agreement or its interest herein without the prior written consent of Buyer and Rockpoint. Except as set forth in this Section 10.4, none of Buyer or Rockpoint shall have the right to assign this Agreement, without the prior written consent of the other. This Agreement shall be binding upon and inure to the benefit of Rockpoint, Buyer and Maximus and their respective successors and permitted assigns, and no other party shall be conferred any rights by virtue of this Agreement or be entitled to enforce any of the provisions hereof. Whenever a reference is made in this Agreement to Rockpoint, or Buyer or Maximus, such reference shall include the successors and permitted assigns of such Person. Notwithstanding the foregoing, (i) the rights of Buyer under this Agreement may be assigned to Maximus or an entity that is controlled, directly or indirectly, by Robert Rosania, a natural person and (iv) the rights of Buyer under this Agreement may be assigned to one or more entities that are controlled, directly or indirectly, by David Lichtenstein, a natural person.

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Section 10.5. Governing Law and Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION ARISING OUT OF THIS AGREEMENT MUST BE COMMENCED BY BUYER, MAXIMUS OR ROCKPOINT IN THE STATE COURTS OF THE STATE OF NEW YORK, CITY OF NEW YORK, OR IN U.S. FEDERAL COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND EACH PARTY HEREBY CONSENTS TO THE JURISDICTION OF THE ABOVE COURTS IN ANY SUCH ACTION AND TO THE LAYING OF VENUE IN THE STATE OF NEW kYORK, CITY OF NEW YORK. ANY PROCESS IN ANY SUCH ACTION SHALL BE DULY SERVED IF MAILED BY REGISTERED MAIL, POSTAGE PREPAID, TO THE PARTIES AT THEIR RESPECTIVE ADDRESS DESCRIBED IN SECTION 10.3 HEREOF.

Section 10.6. Counterparts. This Agreement may be executed in two or more fully or partially executed counterparts, any one or more of which may be executed and delivered by facsimile transmission or an executed copy attached to an e-mail (e.g., a PDF copy), and each of which will be deemed an original binding the signer thereof against the other signing parties, but all counterparts together will constitute one and the same instrument.

Section 10.7. Entire Agreement. This Agreement embodies the entire agreement and understanding of Rockpoint, Maximus and Buyer as to the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between Rockpoint, Maximus and Buyer with respect to the subject matter hereof.

Section 10.8. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement, or affecting the validity or enforceability of any of the terms or provisions of this Agreement.

Section 10.9. Attorney Fees. If any Action is brought by any party to this Agreement to enforce or interpret its terms or provisions, the prevailing party will be entitled to its reasonable attorneys’ fees and costs incurred in connection with such Action prior to and at trial and on any appeal therefrom. The provisions of this Section 10.9 shall survive the Closing or the termination of this Agreement without limitation.

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Section 10.10. Payment of Fees and Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement shall be responsible for, and shall pay, all of its own fees and expenses, including those of its counsel and accountants, incurred in the negotiation, preparation, and consummation of this Agreement and the transaction contemplated hereunder. The provisions of this Section 10.10 shall survive the Closing or the termination of this Agreement without limitation.

Section 10.11. Confidential Information. The parties acknowledge that the transaction described herein is of a confidential nature and shall not be disclosed except to Permitted Outside Parties, Rockpoint or Rockpoint’s attorneys, partners, accountants, lenders, prospective lenders, investors or prospective investors, or as required by law (including applicable securities laws and regulations); provided, however, that if any party is required by law to make any disclosures beyond those set forth in the preceding sentence, the disclosing party shall notify the other parties in writing of such requirement and afford such parties the reasonable opportunity to contest such disclosure. No party shall make any public disclosure of the specific terms of this Agreement, except as required by law (including applicable securities laws and regulations or on advice of counsel as a matter to be disclosed by an entity affiliated with a publicly traded company). In connection with the negotiation of this Agreement and the preparation for the consummation of the transactions contemplated hereby, each party acknowledges that it shall have access to “confidential information” relating to the other parties. Each party shall treat such information as confidential, preserve the confidentiality thereof, and not duplicate or use such information, except to Permitted Outside Parties and/or to Rockpoint’s attorneys, partners, accountants, lenders, prospective lenders, investors or prospective investors, in each case, in connection with the transactions contemplated hereby. In the event of the termination of this Agreement for any reason whatsoever, Buyer shall return to Rockpoint (or destroy), all documents, work papers, engineering and environmental studies and reports and all other materials (including all copies thereof) obtained from Rockpoint in connection with the transaction contemplated hereby, and each party shall use its commercially reasonable efforts, including instructing its employees and others who have had access to such information, to keep confidential and not to use any such information. The term “confidential information” shall not include information which: (i) is now, or becomes in the future, public knowledge other than through acts or omissions of the receiving party in violation of this Section 10.11; (ii) is or becomes available to the receiving party from a third party who is not prohibited by law or contract from disclosing the information; (iii) is developed by the receiving party or its agents independently, without access to the confidential information of the disclosing party; (iv) information which reasonably can be demonstrated to be known by the receiving party prior to its disclosure hereunder; or (v) is required to be disclosed by a valid order of a court or other governmental or regulatory authority. The provisions of this Section 10.11 shall survive (without limitation) the Closing or, if the purchase and sale is not consummated, any termination of this Agreement for one (1) year; provided, however, that Buyer shall not be required to maintain the confidentiality of information related to the Property after the Closing. Notwithstanding anything to the contrary herein, no party shall make any public disclosure (including, any press release or other public announcement) of any of the terms of this Agreement (including the Buyer Purchase Price and/or the Other Buyer Purchase Price) and/or the transactions contemplated hereby or by the Other Purchase Agreement, except (x) as required by law (including applicable securities laws and regulations, or on advice of counsel as a matter to be disclosed by an entity affiliated with a publicly traded company) or legal process, in the reasonable opinion of counsel, or in connection with litigation, in which case Buyer and Rockpoint shall have the right to review such disclosure prior to its issuance, distribution or publication, or (y) to its consultants, advisors, investors, lenders and like persons or entities, or (z) with the other party’s prior written consent in its sole and absolute discretion (if the party seeking consent is Buyer or Maximus, the “other party” for purposes of this clause (z) shall be Rockpoint).

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Section 10.12. No Joint Venture. Nothing set forth in this Agreement shall be construed to create a joint venture between any of Buyer, Maximus and/or Rockpoint.

Section 10.13. Waiver of Jury Trial. Each party to this Agreement hereby expressly waives any right to trial by jury of any claim, demand, action or cause of action (each, an “Action”) (a) arising out of this Agreement, including any present or future amendment thereof or (b) in any way connected with or related or incidental to the dealings of the parties or any of them with respect to this Agreement (as hereafter amended) or any other instrument, document or agreement executed or delivered in connection herewith, or the transactions related hereto or thereto, in each case whether such Action is now existing or hereafter arising, and whether sounding in contract or tort or otherwise and regardless of which party asserts such Action; and each party hereby agrees and consents that any such Action shall be decided by court trial without a jury, and that any party to this Agreement may file an original counterpart or a copy of this section with any court as written evidence of the consent of the parties to the waiver of any right they might otherwise have to trial by jury. The provisions of this Section 10.13 shall survive the Closing or the termination of this Agreement without limitation.

Section 10.14. Survival; Limited Liability. None of the members, managers, employees or agents of Rockpoint or Buyer, nor the shareholders, officers, directors, employees or agents of any of them, shall be liable under this Agreement and all parties hereto shall look solely to the assets of Rockpoint or Buyer, as the case may be, for the payment of any claim or the performance of any obligation of the respective party in accordance with the terms of this Agreement (including any limitations on liability set forth herein). The provisions of this Section 10.14 shall survive the Closing or the termination of this Agreement without limitation.

Section 10.15. TIME OF ESSENCE. TIME IS OF THE ESSENCE of this Agreement.

Section 10.16. No Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, nor shall a waiver in any instance constitute a waiver in any subsequent instance. No waiver shall be binding unless executed in writing by the party making the waiver.

Section 10.17. Not an Offer. The preparation or distribution of drafts hereof by one party to the other shall not be deemed to constitute an offer and this Agreement shall only become binding and enforceable upon execution hereof by Buyer and Rockpoint.

Section 10.18. No Third Party Beneficiaries. Nothing in this Agreement is intended to benefit any third party, or create any third party beneficiary.

Section 10.19. Several Liability. Notwithstanding anything to the contrary contained herein, Maximus and Buyer shall be severally liable, and not jointly and severally liable, for their respective obligations hereunder. This Section 10.19 shall survive the Closing or earlier termination of this Agreement without limitation.

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Section 10.20. Performance Due on Day Other Than Business Day. If the time period for the performance of any act called for under this Agreement expires on a day other than a Business Day, the act in question may be performed on the next succeeding day that is a Business Day.

Section 10.21. No Memorandum. Neither Buyer nor Maximus shall record any memorandum of this Agreement; provided, however, that Buyer may file a notice of pendency against the Property following, or concurrently with, the filing of an action for specific performance as permitted pursuant to Section 5.1.

Section 10.22. Restriction on Further Sale. Each of Buyer and Maximus agrees that, for a period of one (1) year following the Closing, neither Buyer, Maximus nor their respective Affiliates shall sell, assign or otherwise transfer, directly or indirectly, in one or a series of transactions, the Assigned Company Membership Interests, the Property or any portion thereof or interest therein, or allow such sale, assignment or other transfer to take place (other than collateral assignments and security interests granted in connection with the modification or refinancing of the Loan or any other third party financing, or any foreclosure thereof). Notwithstanding anything to the contrary otherwise set forth herein, (a) if Buyer breaches this Section 10.22, then Rockpoint shall be entitled to damages in an amount (the “Buyer Liquidated Damages Sum”) equal to one hundred percent (100%) of the excess, if any, of (i) any and all net cash proceeds and/or the value of any other non-cash consideration, including carry-back financing, received by the Buyer (taking into account the prorations set forth in this Agreement and the prorations in connection with such sale or other transfer), over (ii) the Buyer Purchase Price and any other amounts contributed or loaned by Buyer to the Company on or after the Closing Date and prior to (or in connection with) such sale or other transfer, and (b) if Maximus breaches this Section 10.22, then Rockpoint shall be entitled to damages in an amount (the “Maximus Liquidated Damages Sum”) equal to one hundred percent (100%) of the excess, if any, of (i) any and all net cash proceeds and/or the value of any other non-cash consideration, including carry-back financing, received by Maximus (taking into account the prorations set forth in this Agreement and the prorations in connection with such sale or other transfer), over (ii) the product of (A) the amount Maximus would have received if the Property were sold for the Purchase Price and the proceeds distributed as set forth in Exhibit H and any other amounts contributed by Maximus to the Company on or after the Closing Date and prior to such sale or other transfer times (B) the Buyer’s Purchase Percentage. Buyer and/or Maximus shall pay the Liquidated Damages Sum to Rockpoint within five (5) Business Days of Rockpoint’s written demand therefor. The provisions of this Section 10.22 shall survive the Closing without limitation.

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IN THE EVENT OF A BREACH OF SECTION 10.22 OF THIS AGREEMENT, THE PARTIES ACKNOWLEDGE AND AGREE THAT ROCKPOINT WILL BE DAMAGED AND WILL BE ENTITLED TO COMPENSATION FOR THOSE DAMAGES. THE PARTIES HAVE AGREED THAT ROCKPOINT’S ACTUAL DAMAGES, IN THE EVENT OF A BREACH OF SECTION 10.22 OF THIS AGREEMENT WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, (X) THE LIQUIDATED DAMAGES SUM IS A REASONABLE ESTIMATE OF THE DAMAGES THAT ROCKPOINT WOULD INCUR IN THE EVENT OF BUYER’S BREACH OF SECTION 10.22, AND (Y) THE LIQUIDATED DAMAGES SUM IS A REASONABLE ESTIMATE OF THE DAMAGES THAT ROCKPOINT WOULD INCUR IN THE EVENT OF MAXIMUS’S BREACH OF SECTION 10.22. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. THE FOREGOING IS NOT INTENDED TO LIMIT THE CLOSING SURVIVING RIGHTS/OBLIGATIONS.

Initials of Rockpoint	Initials of Buyer

Initials of Maximus

Section 10.23. Certain Tax Returns.

10.23.1     The parties agree that the Closing shall result in a termination of the status of the Company as a partnership by reason of Section 708(b)(1)(B) of the Code. All allocations of Net Profit, Net Loss and other items of income, gain, loss and deduction, as well as all tax items of the Company, shall continue to be allocated to the Existing Members for each taxable year ending on or prior to the Closing Date in accordance with Article VI of the Existing Company Operating Agreement (as in effect immediately prior to the Closing).

10.23.2     Promptly after (and in no event after the earlier of (i) the date that is ninety (90) days following the Closing and (ii) February 1, 2017), Buyer and/or Maximus will cause the Company to prepare and cause the Company’s accountants selected by Rockpoint to review, sign and deliver to Rockpoint a federal tax return for the Company and individual federal K-1’s and related state information to enable each Existing Member to timely prepare its federal, state and local income tax returns in accordance with applicable laws, rules and regulations with respect to the tax year ending on the Closing Date. Buyer and/or Maximus will cause such tax returns to be filed only after they have been reasonably approved by Rockpoint. No amount shall be reported as an unrealized receivable or inventory item pursuant to Section 751 of the Code with respect to the sale of the Assigned Company Membership Interests without the advance written consent of Rockpoint. Buyer and Maximus each agrees that any tax returns that it or the Company files with respect to the period prior to the Closing or including the Closing will be consistent with provisions of, and with the tax returns filed by the Company in accordance with, this Section 10.23, and shall not amend or permit the Company of any Subsidiary to amend any such tax returns. Rockpoint shall be responsible for the Rockpoint Share of the cost to prepare the tax returns described in this Section 10.23.2. Buyer shall cause the tax return for the tax year in which the Closing occurs, to include the election under Section 754 of the Code, provided that all costs relating to an election under Section 754 of the Code shall be borne solely by Buyer.

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10.23.3     Notwithstanding Rockpoint’s withdrawal from the Company effective upon the Closing, Sections 6.06 and 6.07 of the Existing Company Operating Agreement (as in effect immediately prior to the Closing) shall continue in full force and effect (regardless of any subsequent amendment or termination of the Existing Company Operating Agreement) for any taxable year of the Company ending on or prior to the Closing, with Rockpoint having all the rights and responsibilities of the Executive Committee thereunder. Buyer and Maximus shall take such actions as are necessary for Rockpoint to continue to have such rights following the Closing. Without limiting the generality of the foregoing, Rockpoint shall continue to be, and Buyer and Maximus shall each take such actions as are necessary for Rockpoint to be, the “tax matters partner” of the Company with respect to all tax periods of the Company ending on or prior to the Closing. Buyer and Maximus shall cause the Company to provide to Rockpoint promptly following the Company’s receipt any and all tax correspondence from the IRS or any state income tax authority pertaining to tax periods of the Company ending on or prior to the Closing Date. The provisions of this Section 10.23 shall survive the Closing for the duration of the Survival Period.

Section 10.24. Waiver of Consequential Damages. Notwithstanding anything to the contrary set forth herein, in no event, and under no circumstances, shall any party hereto be liable for any consequential, special, loss of profit, exemplary or punitive damages hereunder; provided, however, the Parties acknowledge and agree that this sentence shall not limit, impair or otherwise affect Rockpoint’s right to receive the Liquidated Damages Sum in the event of a breach of Section 10.22 or liquidated damages pursuant to Section 10.25 in the event the Closing does not occur due to the failure of a condition precedent in Section 9.2(c)(i)(A) of this Agreement and/or Section 9.2(c)(i)(A) of the Other Purchase Agreement and such failure is the result of any unilateral act or omission on the part of Maximus and/or any Affiliate of Maximus (including, Property Manager). The provisions of this Section 10.24 shall survive the Closing or termination of this Agreement without limitation.

Section 10.25. Maximus Deposit; Liquidated Damages.

IN THE EVENT THAT THE CLOSING DOES NOT OCCUR DUE TO THE FAILURE OF A CONDITION PRECEDENT IN SECTION 9.2(c)(i)(A) OF THIS AGREEMENT AND/OR SECTION 9.2(c)(i)(A) OF THE OTHER PURCHASE AGREEMENT AND SUCH FAILURE IS THE RESULT OF ANY UNILATERAL ACT OR OMISSION ON THE PART OF MAXIMUS AND/OR ANY AFFILIATE OF MAXIMUS (INCLUDING, PROPERTY MANAGER), MAXIMUS ACKNOWLEDGES AND AGREES THAT ROCKPOINT WILL BE DAMAGED AND WILL BE ENTITLED TO RECEIVE AND RETAIN FROM MAXIMUS, AND MAXIMUS WILL BE OBLIGATED TO PAY TO ROCKPOINT, LIQUIDATED DAMAGES IN THE AMOUNT OF $1,125,000. MAXIMUS HAS AGREED THAT ROCKPOINT’S ACTUAL DAMAGES, IN THE EVENT THE CLOSING DOES NOT OCCUR DUE TO THE FAILURE OF A CONDITION PRECEDENT IN SECTION 9.2(C) THAT IS THE RESULT OF ANY UNILATERAL ACT OR OMISSION ON THE PART OF MAXIMUS OR ANY AFFILIATE OF MAXIMUS (INCLUDING, PROPERTY MANAGER) WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, MAXIMUS AND ROCKPOINT HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE MAXIMUS DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT ROCKPOINT WOULD INCUR IN SUCH EVENT. BY PLACING THEIR INITIALS BELOW, ROCKPOINT AND MAXIMUS SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. THE PROVISIONS OF THIS SECTION 10.25 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT WITHOUT LIMITATION.

Initials of Rockpoint	Initials of Maximus

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Section 10.26. Sharing of Liability. Notwithstanding anything to the contrary herein, if, after the Closing, Rockpoint incurs costs, expenses, fees, damages and/or liability pursuant to this Agreement, including without limitation, Transfer Taxes (“Liability”), Maximus and Rockpoint shall share responsibility for all such Liability pro rata, according to their (or, in the case of Maximus, its Affiliate’s) respective distribution percentage under Sections 6.03(c), 6.03(d) and 6.03(e) of the Existing Company Operating Agreement, to the extent of the distributions deemed to have been made to the Existing Members pursuant to the definition of “Purchase Price” herein, and thereafter according to their respective Percentage Interest in the Company immediately prior to Closing. Maximus shall reimburse Rockpoint for Maximus’s share of Liability, as determined pursuant to the immediately preceding sentence, no later than three (3) Business Days after Rockpoint’s demand therefor. The provisions of this Section 10.26 shall survive the Closing without limitation.

Section 10.27. Cross Default. Notwithstanding anything to the contrary herein or in the Other Purchase Agreement, the parties acknowledge and agree that any default by the Other Buyer which is not cured within any applicable notice, grace or cure periods under the Other Purchase Agreement shall constitute a default under this Agreement, and vice versa.

Section 10.28. Buyer’s and Other Buyer’s Simultaneous Exercise of Remedies. Notwithstanding anything to the contrary herein, Buyer’s right to exercise any remedy available to it hereunder is conditioned upon the Other Buyer’s simultaneous exercise of its corresponding remedy under the Other Purchase Agreement, and vice versa.

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Section 10.29. Buyer’s and Other Buyer’s Purchase Percentages. Notwithstanding anything to the contrary herein, Buyer shall have the right at any time on or prior to the date that is three (3) Business Days prior to the Scheduled Closing Date, upon written notice to Rockpoint, to adjust the Buyer’s Purchase Percentage by any amount provided that (a) a corresponding adjustment is simultaneously made by Other Buyer to the Other Buyer’s Purchase Percentage pursuant to Section 10.29 of the Other Purchase Agreement, such that the sum of the Buyer’s Purchase Percentage and the Other Buyer’s Purchase Percentage is at all times equal to one hundred percent (100%), (b) an adjustment to the Costs Reimbursement cap is simultaneously made by Buyer so that, after making such adjustment, the Costs Reimbursement cap is equal to the product of (i) $400,000 and (ii) the Buyer’s Purchase Percentage (as simultaneously adjusted pursuant to this Section 10.29), (c) an adjustment to the Costs Reimbursement cap in the Other Purchase Agreement is simultaneously made by the Other Buyer so that, after making such adjustment, the Costs Reimbursement cap in the Other Purchase Agreement is equal to the positive difference between (i) $400,000 and (ii) the Costs Reimbursement cap as simultaneously adjusted pursuant to clause (b) of this Section 10.29, (d) an adjustment to the Post-Closing Breach Liability Cap is simultaneously made by Buyer so that, after making such adjustment, the Post-Closing Breach Liability Cap is equal to the product of (i) $6,000,000 and (ii) the Buyer’s Purchase Percentage (as simultaneously adjusted pursuant to this Section 10.29), and (e) an adjustment to the Post-Closing Breach Liability Cap (as defined in the Other Purchase Agreement) is simultaneously made by the Other Buyer so that, after making such adjustment, the Post-Closing Breach Liability Cap (as defined in the Other Purchase Agreement) is equal to the positive difference between (i) $6,000,000 and (ii) the Post-Closing Breach Liability Cap as simultaneously adjusted pursuant to clause (d) of this Section 10.29.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ROCKPOINT:

RP COVE, L.L.C.,
a Delaware limited liability company

By:	/s/ Ron J. Hoyl
	Name:	Ron J. Hoyl
	Title:	Vice President

[Signatures continue on next page.]

Rockpoint’s Signatures Page

BUYER:

REIT COVE LLC,
a Delaware limited liability company

By:	/s/ Mitchell Hochberg
	Name:	Mitchell Hochberg
	Title:	President

[Signatures continue on next page.]

Buyer’s Signatures Page

MAXIMUS:

MAXIMUS COVE INVESTOR LLC,
a Delaware limited liability company

By:
Name:
Title:

Maximus’s Signatures Page

JOINDER OF ROCKPOINT FUND IV HOLDINGS, L.L.C.

In consideration of Buyer’s execution of that certain Agreement of Sale and Purchase (the “Agreement”) to which this “Joinder” is attached (and of which it forms a part), the undersigned hereby guarantees to Buyer the timely payment of all liabilities of Rockpoint under the Agreement, solely to the extent arising (a) as a result of a breach of any Fundamental Representation, subject to the Fundamental Representations Cap and the Fundamental Representations Survival Period, (b) as a result of a breach of any other of Rockpoint’s representations and warranties set forth in Section 6.1, subject to the Post-Closing Breach Liability Cap and the Survival Period, (c) pursuant to Rockpoint’s obligation under Section 9.8(b) to indemnify Buyer for Transfer Taxes and (d) pursuant to Rockpoint’s obligation under Section 9.2 to pay to Buyer an amount equal to the Extension Deposit actually released to Rockpoint or its designee pursuant to Section 9.2. Capitalized terms used in this Joinder and not otherwise defined herein shall have the same meanings as set forth in the Agreement. Further, the undersigned agrees, for the benefit of Buyer, that on the Closing Date it shall keep the net worth of Rockpoint at an amount equal to the Post-Closing Breach Liability Cap, minus the sum of amounts previously paid under the representations and warranties that are subject to such Post-Closing Breach Liability Cap plus amounts previously paid under the representations and warranties that are subject to such Post-Closing Breach Liability Cap (as defined in the Other Purchase Agreement), such covenant to survive for the duration of the Extended Survival Period (as hereinafter defined); provided, however, that upon the expiration of the Extended Survival Period, the undersigned shall keep the net worth of Rockpoint at an amount not less than the product of (x) Rockpoint’s Share multiplied by (y) $281,000 multiplied by (z) 110% (“Rockpoint’s Potential Transfer Tax Liability”) until the date that is four (4) years after the Closing Date (the “Transfer Tax Survival Period”). Without limiting the generality of the foregoing, such net worth may be achieved without limitation, by the undersigned executing and delivering a demand promissory note in the amount of the Post-Closing Breach Liability Cap, from the undersigned in favor of Rockpoint in the form of Schedule 4 attached to the Agreement (the “Demand Note”), which such Demand Note shall remain in effect for the duration of the Survival Period, or if a written claim is made by Buyer under the Agreement within the Survival Period with respect to any of Rockpoint’s obligations under the Agreement which survive the Closing pursuant to the terms of the Agreement, then the Demand Note shall remain in effect until full and final resolution and payment (if applicable) of such claim (the “Extended Survival Period”). Notwithstanding anything to the contrary herein, upon or at any time after the Extended Survival Period, the undersigned shall have the right to cancel the original Demand Note, provided that it executes and delivers to Rockpoint a new demand promissory in substantially the form of the original Demand Note (the “New Demand Note”), except that the New Demand Note shall be in the amount of Rockpoint’s Potential Transfer Tax Liability and shall remain in effect for the duration of the Transfer Tax Survival Period. This Joinder by the undersigned shall be subject to all of the same defenses, restrictions and limitations as are available to Rockpoint with respect to its obligations under the Agreement or applicable laws (other than defenses of Rockpoint arising by reason of events described in Section 6.1(g) of the Agreement); provided, however, that the undersigned waives any guarantor or suretyship defenses that it may have to the extent that the undersigned may be treated as a guarantor or surety with respect to its obligations under this Joinder. The undersigned acknowledges and agrees that it will be receiving material benefits from the transaction contemplated by this Agreement, and that accordingly it has or will at Closing receive good and valuable consideration for its obligations under this Joinder.

Joinder of Rockpoint Fund IV Holdings, L.L.C.

[Remainder of Page Intentionally Blank; Signature on Next Page]

Joinder of Rockpoint Fund IV Holdings, L.L.C.

IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the date of the Agreement.

ROCKPOINT FUND IV HOLDINGS, L.L.C.,

a Delaware limited liability company

By:	/s/ Ron J. Hoyl
Name:	Ron J. Hoyl
Title:	Vice President

Joinder of Rockpoint Fund IV Holdings, L.L.C

JOINDER OF LIGHTSTONE VALUE PLUS REIT LLC

In consideration of Rockpoint’s execution of that certain Agreement of Sale and Purchase (the “Agreement”) to which this “Joinder” is attached (and of which it forms a part), the undersigned hereby guarantees to Rockpoint the timely payment of all liabilities of Buyer under Section 10.22 of the Agreement. Capitalized terms used in this Joinder and not otherwise defined herein shall have the same meanings as set forth in the Agreement. The undersigned waives any guarantor or suretyship defenses that it may have to the extent that the undersigned may be treated as a guarantor or surety with respect to its obligations under this Joinder. The undersigned acknowledges and agrees that it will be receiving material benefits from the transaction contemplated by this Agreement, and that accordingly it has or will at Closing receive good and valuable consideration for its obligations under this Joinder.

[Remainder of Page Intentionally Blank; Signature on Next Page]

Joinder of Lightstone Value Plus REIT LLC

IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the date of the Agreement.

LIGHTSTONE VALUE PLUS REIT LLC,

Delaware limited liability company

By:	/s/ David Lichtenstein
Name:	David Lichtenstein
Title:	Authorized Person

Joinder of Lightstone Value Plus REIT LLC

ESCROW AGENT

The Escrow Agent is executive this Agreement to evidence its agreement to hold the Deposit and act as escrow agent in accordance with the and terms and conditions of this Agreement.

NATIONAL LAND TENURE COMPANY, LLC

By:	/s/ Stephen Albright
	Name:	Stephen Albright Esq.
	Title:	Vice President and Counsel

Escrow Agent Signature Page